UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
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COMTECH TELECOMMUNICATIONS CORP.
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68 South Service Road, Suite 230
Melville, New York 11747

November 9, 2009

To Our Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2009 Annual Meeting of Stockholders of Comtech Telecommunications Corp. (“Comtech” or the “Company”).  The annual meeting will be held at 10:00 a.m. on December 9, 2009 at our corporate headquarters located at 68 South Service Road, Melville, New York, 11747.  The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with Comtech and its directors and officers.  I hope that you will be able to attend and I look forward to greeting as many stockholders as possible.

It is important that your shares are voted at the annual meeting.  Whether or not you are able to attend in person, the prompt execution and return of your enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the internet or by telephone will both assure that your shares are represented at the annual meeting and minimize the cost of proxy solicitations. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. If you later decide to attend the annual meeting, you may revoke your proxy and vote in person.

Sincerely,

Fred Kornberg
Chairman, Chief Executive Officer and President

68 South Service Road, Suite 230
Melville, New York 11747

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE…………………	10:00 a.m. on December 9, 2009
PLACE…………………………….	Comtech Telecommunications Corp. 68 South Service Road (Lower Level Auditorium), Melville, NY 11747
ITEMS OF BUSINESS……………
(1) To elect two directors.

(2) To ratify the selection of our independent registered public accounting firm for the current fiscal year ending July 31, 2010.

(3) To approve an amendment to our 2000 Stock Incentive Plan (the “Plan”) increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted, changing the individual participant limits for performance unit awards, extending the term of the Plan until October 19, 2019, and reapproving the material terms of  performance criteria under the Plan.

(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of Proposals 1, 2 and 3 to be presented to stockholders at the 2009 Annual Meeting.

RECORD DATE…………………..	All stockholders are invited to attend the annual meeting. In order to vote, you must have been a stockholder at the close of business on October 12, 2009.
PROXY VOTING…………………
It is important that your shares be represented at the annual meeting regardless of the number of shares you hold in order that we have a quorum, whether or not you plan to be present at the annual meeting in person.  Please complete, sign, date and mail the enclosed proxy card in the accompanying envelope (to which you need affix no postage if mailed within the United States) or submit your proxy and voting instructions over the internet or by telephone.  Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card.

By Order of the Board of Directors, Patrick O’Gara Secretary November 9, 2009

2009 ANNUAL MEETING
PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE PROXY STATEMENT

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of two directors to our Board of Directors for a term expiring in 2012;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year;

•
Approval of an amendment to our 2000 Stock Incentive Plan increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted, changing the individual participant limits for performance unit awards, extending the term of the Plan until October 19, 2019 and reapproving the material terms of performance criteria under the Plan; and

•	Such other business as may properly come before the annual meeting or any adjournment thereof.

Who is entitled to vote at the annual meeting?

Only stockholders of record on October 12, 2009, the record date for the annual meeting, are entitled to receive notice of and vote at the annual meeting.

What are the voting rights of stockholders?

Each share of our Common Stock is entitled to one vote.  There is no cumulative voting.

How do stockholders vote?

Stockholders may vote at the annual meeting in person or by proxy.

If a stockholder gives a proxy, how are the shares voted?

Proxies received by us before the annual meeting will be voted at the annual meeting in accordance with the instructions contained on the proxy card.  The proxy card provides a way for you to direct how your shares will be voted.

If you do not give voting instructions on your proxy card, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies.  Thus, for example, if you do not give instructions on your proxy card, and a nominee for director withdraws before the election (which is not now anticipated), your shares will be voted by the proxies for any substitute nominee as may be nominated by the Board of Directors.  The proxies named on the proxy card are Fred Kornberg, Chairman, Chief Executive Officer and President of Comtech (“CEO”) and Michael D. Porcelain, Senior Vice President and Chief Financial Officer of Comtech (“CFO”).  Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, but not on non-routine matters.  A change in the rule that eliminates broker discretionary voting in uncontested director elections will not take effect until after the 2009 annual meeting.  If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

It is possible that matters other than those listed above may be brought before stockholders at the annual meeting.  If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the proxies will vote your shares on the matter as recommended by the Board of Directors, or, if no recommendation is given, the proxies will vote your shares in their discretion.  In any event, the proxies will comply with the rules of the Securities and Exchange Commission (“SEC”) when acting on your behalf on a discretionary basis.  At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the annual meeting which was timely in accordance with our Bylaws.

How are proxies changed or revoked?

You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Comtech either a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not by itself constitute revocation of a proxy.

How many shares are outstanding and what constitutes a quorum?

At the close of business on October 12, 2009, the record date for the annual meeting, 28,241,365 shares of Common Stock were outstanding.  Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the annual meeting in person or by proxy to constitute a quorum for the transaction of business.  Withheld votes and shares voted as “abstentions” or subject to broker non-votes still count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of the Two Directors.  The two directors will be elected by plurality of the votes cast.  That means that the nominees receiving the greatest number of votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the annual meeting.

Ratification of Selection of Accounting Firm.  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2010 will require the affirmative vote of a majority of the shares voted in person or by proxy.

Amendment to 2000 Stock Incentive Plan and Reapproval of Performance Criteria.  Approval of the amendment to our 2000 Stock Incentive Plan increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted, changing the individual participant limits, extending the term of the Plan until October 19, 2019 and reapproving the material terms of performance criteria under the Plan, will require the affirmative vote of a majority of the shares voted in person or by proxy.

Other Matters.  Approval of any other matter that comes before the annual meeting or any adjournment thereof will require a different number of affirmative votes, depending on the nature of such matter.

How do withheld votes, abstentions and broker non-votes affect the outcome of a vote?

Withheld votes with respect to a nominee for election as director will not affect the outcome of the vote, so long as the particular nominee receives more votes than any nominee competing for the particular director seat.

Abstentions and broker non-votes will have no effect on the proposed (i) ratification of the appointment of KPMG LLP as our independent registered public accounting firm and (ii) amendment to our 2000 Stock Incentive Plan and reapproval of performance criteria under the Plan, as each of these items requires the affirmative vote of a majority of the shares voted in person or by proxy.

In the case of a proposal that requires the affirmative vote of a majority of the outstanding shares, both abstentions and broker non-votes will have the effect of a vote against the proposal.

What are our Board of Directors’ recommendations?

The Board of Directors unanimously recommends that you vote:

•	FOR the election of the two nominees proposed for election as directors;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2010; and

•	FOR the amendment to our 2000 Stock Incentive Plan and reapproval of the material terms of the performance criteria under the Plan.

Other Information

We have enclosed our Annual Report for fiscal 2009 together with this Proxy Statement.  No material contained in the Annual Report is to be considered a part of the proxy solicitation material.  The annual meeting may be adjourned from time to time without notice other than by announcement at the annual meeting.  Our corporate website address is www.comtechtel.com.  The contents of our website are not incorporated by reference into this Proxy Statement.

PRINCIPAL STOCKHOLDERS OF COMTECH TELECOMMUNICATIONS CORP.

This table provides the number of shares beneficially owned by principal stockholders who beneficially own more than five percent of our outstanding Common Stock, as of the date stated in the below footnotes.  The information in this table is based upon the latest filings by each principal stockholder of either a Schedule 13D, Schedule 13G or Form 13F as filed by the respective stockholder with the SEC.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 12, 2009, the record date for the annual meeting.  Unless otherwise indicated, the stockholder had sole voting and sole dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates (1) 745 Fifth Avenue New York, NY 10151	2,637,005	9.3
Fidelity Management & Research (2) 245 Summer Street 14th floor Boston, MA 02210-113	2,333,258	8.3
Barclays Global Investors NA (CA) (3) 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,904,469	6.7
Citadel Investment Group LLC (4) 131 South Dearborn Street, 32nd Floor Chicago, IL 60603	1,544,411	5.5

(1)	The information is based upon a Form 13F filed by Royce & Associates with the SEC, reporting beneficial ownership as of June 30, 2009.
(2)	The information is based upon a Form 13F filed by Fidelity Management & Research with the SEC, reporting beneficial ownership as of June 30, 2009.
(3)	The information is based upon a Form 13F filed by Barclays Global Investors NA (CA) with the SEC, reporting beneficial ownership as of June 30, 2009.
(4)	The information is based upon a Schedule 13G filed by Citadel Investment Group LLC with the SEC, reporting beneficial ownership as of September 16, 2009.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the beneficial ownership of our Common Stock of each of our current directors, CEO, CFO, and the three other highest paid executive officers (collectively, the Named Executive Officers (“NEOs”)) and all directors and executive officers as a group, as of October 12, 2009.  Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name (Listed alphabetically, by category)	(1) Shares Beneficially Owned on October 12, 2009	Percent of Class
Non-employee Directors:
Richard L. Goldberg	48,625	*
Edwin Kantor	47,000	*
Ira Kaplan	37,375	*
Gerard R. Nocita	38,125	*
Robert G. Paul	5,375	*

Executive Officers:
Jerome Kapelus	68,750	*
Fred Kornberg	604,874	2.1
Robert L. McCollum	196,028	*
Michael D. Porcelain	116,223	*
Daniel S. Wood	93,000	*
All Directors and executive officers as a group (13 persons)	1,526,605	5.2

_____________________
* Less than one percent

(1)
Includes the following shares of our Common Stock with respect to which such persons have the right to acquire beneficial ownership within 60 days from such date:  Mr. Goldberg 43,125 shares; Mr. Kantor 44,500 shares; Mr. Kaplan 34,375 shares; Mr. Nocita 35,625 shares; Mr. Paul 5,375 shares; Mr. Kapelus 66,750 shares, Mr. Kornberg 265,000 shares; Mr. McCollum 105,000 shares, Mr. Porcelain 98,338 shares; Mr. Wood 93,000 shares;  and all directors and executive officers as a group 1,002,588 shares.  We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MEETINGS

Summary of Our Corporate Guidelines

Our business is managed with the oversight of our Board of Directors, in accordance with the Delaware General Corporation Law and our Bylaws.  Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, and by participating in regular and special meetings of our Board of Directors and its committees.  In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of management or our CEO, who is our only employee director.

Our Board of Directors has a long-standing commitment to sound and effective corporate governance, the foundation of which is our Board of Directors’ policy that a substantial majority of the members of our Board of Directors should be independent.  Our Board of Directors, in their opinion, has determined that five of our six directors have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each, therefore, is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules.  The five directors determined to be independent are Messrs. Goldberg, Kantor, Kaplan, Nocita and Paul.

Our Board of Directors has also adopted Corporate Governance Guidelines which are available on our website under the investor relations tab of www.comtechtel.com. These guidelines, in conjunction with the Company’s Certificate of Incorporation and Bylaws, and the charters of the committees of the Board of Directors, form the framework for the governance of the Company.   The following is a summary of the key components of our Corporate Governance Guidelines:

•	Directors should have the highest professional and personal ethics and values, consistent with our long-standing values and standards.

•	Directors must have sufficient time to carry out their duties and limit their service to no more than three other public company boards.

•	Each director shall adhere to our Standards of Business Conduct and certify, in writing on an annual basis, that they have read and will abide by such standards.

•	Unless requested by the Board of Directors to remain, any employee director is expected to offer to resign from the Board of Directors at the time he or she is no longer employed by Comtech.

•	The Board of Directors shall hold executive sessions of independent directors as necessary, but at least once a year.

•
The Board of Directors shall regularly consider succession plans addressing the potential resignation or unavailability of our CEO, and shall regularly consider and discuss with our CEO his plans addressing the potential resignation or unavailability of the executive officers reporting to our CEO.

•
Directors are encouraged to talk directly to any member of management regarding any questions or concerns the directors may have. Senior management, as appropriate, are invited to attend Board of Director meetings.

•
The Board of Directors and each committee shall conduct a self-evaluation annually.  The Nominating and Governance Committee shall oversee the annual self-evaluation of the Board of Directors and its committees.

•	Directors and certain executive officers are encouraged to accumulate ownership of our common stock.

•	The Board of Directors and each committee have the authority, at our expense, to retain independent advisors as the Board of Directors and any such committee deems necessary.

Committees of the Board of Directors

Nominating and Governance Committee
During calendar year 2009, the Board of Directors reconstituted our Nominating Committee as our Nominating and Governance Committee in order to enhance the Board of Director’s focus on corporate governance matters, including any potential stockholder concerns that might develop in this area.  There was no specific stockholder concern or other corporate governance matter in fiscal 2009, or earlier, that led to the establishment of the Nominating and Governance Committee.

The Nominating and Governance Committee will continue its historical role of identifying and evaluating candidates for election as members of our Board of Directors.  Its expanded responsibilities include, among others, reviewing matters concerning corporate governance policy, including responding to any stockholder concerns about corporate governance that might arise in the future, Board of Directors and committee self-evaluations, and any related-party transactions.

During fiscal 2009, our former Nominating Committee held one meeting.  No vacancy on the Board of Directors arose during fiscal 2009.

In seeking and evaluating prospective members of our Board of Directors, our Nominating and Governance Committee considers the nature and scope of our business activities, and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value.  Areas of experience and capability that our Nominating and Governance Committee particularly believes should be represented on our Board of Directors include finance and accounting, and technology related to our business.  Our Nominating and Governance Committee believes that individual candidates should also demonstrate high levels of commitment, adequate availability to actively participate in our Board of Directors’ affairs, and high levels of integrity and sensitivity to current business and corporate governance trends.  Before recommending a candidate to our Board of Directors, all members of our Nominating and Governance Committee will participate in meetings with the candidate, and our Nominating and Governance Committee will seek to arrange meetings between the candidate and other members of our Board of Directors.

Candidates are typically identified by a member of our Board of Directors, and our Nominating and Governance Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee should do so in writing addressed to the Nominating and Governance Committee Chairman at Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, NY 11747.  Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.

Our Board of Directors has determined that each member of our Nominating and Governance Committee is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules.  Our Nominating and Governance Committee’s Charter is available on our website at www.comtechtel.com, under the link for “Investor Relations.”

Audit Committee
Our Audit Committee functions include engaging our independent registered public accounting firm, directing investigations into accounting, finance and internal control matters, reviewing the plan and results of audits with our independent registered public accounting firm, overseeing our internal audit function, reviewing our internal accounting controls and approving services to be performed by our independent registered public accounting firm and related fees.  During fiscal 2009, our Audit Committee held seven meetings.

Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with NASDAQ Marketplace Rules and meet the criteria set forth in the rules of the SEC.  Our Board of Directors has determined that Messrs. Nocita and Paul qualify as “audit committee financial experts,” as defined by SEC rules, based on their education, background and experience.  Our Audit Committee’s Charter is available on our website at www.comtechtel.com, under the link “Investor Relations,” and is attached hereto as “Exhibit A.”

Executive Compensation Committee
Our Executive Compensation Committee (referred to throughout this proxy by name or by “ECC”) of our Board of Directors considers and authorizes remuneration arrangements for our executive officers.  Our ECC also constitutes our Stock Option Committee which administers our stock option plans.  Our ECC held nine meetings during the past fiscal year.

Our ECC determines the terms of performance-based awards for our executive officers, and negotiates the terms of any employment agreements with our executive officers.  In addition, our ECC monitors the aggregate share usage under our stock incentive programs and potential dilution of the stock option programs, except with respect to the application of our Company’s 2000 Stock Incentive Plan to non-employee directors.

Since fiscal 2008, Steven Hall & Partners, LLC (“SH&P”), an executive compensation consulting firm, has been retained by our ECC to advise it with respect to certain executive compensation matters.  Our ECC has the sole authority to set SH&P’s compensation and/or to terminate the services of SH&P.  During fiscal 2009, SH&P advised our ECC primarily on matters relating to SEC disclosure rules concerning executive compensation,  the structuring of annual incentive awards for tax efficiency, and change-in-control agreements for certain of our executive officers.  Our CEO, CFO, and other members of our management often work with SH&P to provide it information and, as requested either by SH&P or our ECC, to review SH&P’s consulting work product prior to presentation to our ECC. SH&P is independent and provides no services to us other than those relating to executive and director compensation.

Our ECC often requests our CEO and CFO to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the ECC or the Board of Directors.  At these meetings and at other times, these executives provide insight, suggestions and recommendations, as requested by the ECC, regarding executive compensation matters.  Our ECC also meets with our CEO to discuss his own compensation package, and his recommendations for other executives, but ultimately decisions regarding compensation for our CEO and other executive officers are made by our ECC.  Only ECC members are allowed to vote on decisions made regarding executive compensation, and these votes generally take place during the “executive session” portion of our ECC meetings, when members of management are not present.

Our Board of Directors has determined that each member of our ECC is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules.  Our ECC does not currently have a charter.

Executive Committee
Except as limited by law, our Executive Committee has the authority to act upon all matters requiring Board of Directors approval.

Our Executive Committee’s primary function is to be available to take prompt action in circumstances where it is impractical to convene a meeting of our Board of Directors to respond to unanticipated and time-sensitive matters.  During fiscal 2009, the Executive Committee held two meetings.

Board of Directors Meetings

Our Board of Directors held seventeen meetings during fiscal 2009, including regularly scheduled and special meetings. All of the incumbent directors attended or participated in more than 75% of the total number of Board of Directors meetings and the total number of meetings held by committees of our Board of Directors on which each such director served, held during the periods in which the incumbent directors served on our Board of Directors and such committees.

Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors or an individual director by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.

Annual Meeting Attendance

Our Board of Directors has adopted a policy which encourages directors, if practicable and time permitting, to attend our annual meeting of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast).  All incumbent directors, who were serving as directors at the time, attended our 2008 Annual Meeting of Stockholders in person.

CODE OF ETHICS

We have adopted a written Standards of Business Conduct that applies to our Board of Directors, principal executive officer, principal financial officer, principal accounting officer, controller and to all of our other employees.  These standards are a guide to help ensure compliance with company’s high ethical standards.  A copy of the Standards of Business Conduct is maintained on our website at www.comtechtel.com, under the link “Investor Relations.”

We intend to post on our website, as required, any amendment to, or waiver from, any provision in our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Our ECC determines the compensation of all of our executive officers.  This discussion and analysis focuses on our Named Executive Officers and should be read in conjunction with the “Summary Compensation” table and other compensation tables in this Proxy Statement.

Objectives of Our Compensation Program for Named Executive Officers (“NEOs”)

The principal goals of our compensation program for executive officers are to help us attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value.  We intend for our executive officer compensation program to support our growth-oriented business strategy by motivating and rewarding management activities that create long-term stockholder value.  Our key executive officer compensation objectives are to:

•	Attract and retain the key leadership talent required to successfully execute our business strategy;

•	Align executive pay with performance, both annual and long-term;

•	Ensure internal equity that reflects the relative contribution of each executive officer;

•	Strongly link the interests of executives to those of our stockholders and other key constituencies;

•	Keep our executive compensation practices transparent;

•	Comply with applicable rules and regulations; and

•	Administer executive compensation on a cost-effective and tax-efficient basis.

We seek to achieve these goals by placing a major portion of the executives’ total compensation at risk, in the form of an annual non-equity incentive plan award and stock option awards.  Non-equity incentives reward the achievement of specific pre-set financial and performance goals.  Bonuses are intended to reward achievement of subjective non-specific financial and performance goals.  Stock options create compensation opportunities intended to align management’s long-term interests with those of our stockholders.  Such cash and stock-based compensation components have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of executive commitment to our business success.

Our ECC assesses performance of our NEOs in light of business conditions and based on the efforts and effectiveness of each individual NEO.  Our ECC also exercises its judgment as to the appropriate sharing between management and stockholders of the benefits of our business success.

We also intend that the levels of compensation available to executive officers be fair internally as compared to each other and competitive in the marketplace.  Our compensation program needs to be competitive so that we can retain our executive officers who have demonstrated their leadership, commitment, and overall worth to our organization.  These executives may be sought by other firms or may have other interests.  A competitive program likewise is critical to our ability to attract new executives who share our values and commitment and who have demonstrated the abilities needed to add value to us.

Elements of Our Compensation Program for NEOs

The table below lists the elements of our current compensation program for NEOs, and briefly explains the purpose of each element:

Major Elements of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives
Annual Compensation:
- Salary	Fixed annual compensation	Intended to be competitive with marketplace in order to aid in recruitment and retention
- Bonus	Opportunity to earn compensation for achieving subjective non-specific financial and performance goals and one-time awards such as sign-on bonuses	Motivate and reward achievement of corporate objectives that enhance stockholder value
- Non-equity incentive plan compensation
Opportunity to earn performance-based compensation for achieving pre-set financial and performance goals; beginning in fiscal year 2010, a portion of awards may be paid in share units, to promote long-term equity ownership

Motivate and reward achievement of annual operating objectives and other pre-set performance objectives that enhance stockholder value
Long-term Compensation:
- Stock options	Stock options, generally granted on an annual basis with vesting terms	Highly leveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
Other Compensation Elements:
- Retirement savings	Qualified 401(k) plan, including employer matching contribution, intended to encourage savings for retirement	Program available to all employees; vesting terms of matching contributions promote retention
- Severance payments and benefits	Payments and benefits provided to our CEO upon termination of employment in specified circumstances	Competitive employment agreement terms are intended to help retain our CEO
- Severance payments and benefits after a change-in-control	Payments and benefits upon termination of an executive’s employment in specified circumstances
Intended to provide financial security to attract and retain executives under disruptive circumstances, such as a change-in-control, and to encourage management to identify, consider and pursue transactions that would benefit stockholders, but that might adversely impact management

- Benefits	Health, life and disability benefits	Facilitate recruitment and retention

- Perquisites	Modest personal benefits, such as automobile allowance	Intended to recognize senior employee status and provide additional compensation to executives at a relatively low cost

In addition to these elements, we currently utilize certain policies and practices as follows:

Employment Agreements
We currently have an employment agreement with our CEO.  This practice is intended to promote careful and complete documentation and understanding of employment terms, prevent uncertainty regarding those terms, promote good disclosure of those terms, help meet regulatory requirements under tax laws and other regulations, and discourage frequent renegotiation of the employment terms.  We recognize that such agreements can limit our ability to change certain employment and compensation terms or conditions.  The employment agreement also includes significant contractual restrictions intended to protect our business, particularly after termination of our CEO’s employment.  These business protections include obligations not to compete, not to hire away our employees, not to disparage us, and not to reveal confidential information.  As described elsewhere in this Proxy, the employment agreement contains provisions requiring us to make payments in connection with or shortly following a change-in-control.

Currently, we do not have employment agreements with other NEOs.  This is a result of our decision to rely on a relatively straight-forward compensation program, focused on the NEOs’ opportunity to share in the success of our fast-growing business, as our means to attract and retain employees.  In addition, we rely on our history of fair treatment of executives as a basis for not entering into employment agreements, other than with our CEO.

We have entered into change-in-control agreements with our other NEOs to provide them with severance benefits in the event of certain terminations of employment in connection with or shortly following a change-in-control. We have also entered into indemnification agreements with all of our NEOs that provide for indemnification by the Company against certain liabilities incurred in the performance of their duties.

Policies Regarding Hedging and Insider Trading
We have a policy that precludes executives from short selling or buying exchange-traded put options or call options associated with our stock, without the advance approval of our ECC.  We restrict these transactions because they could serve to “hedge” the executive’s risk of owning our stock and otherwise represent highly speculative transactions with respect to our stock.  We recognize that our executives may sell shares from time to time in the open market to realize value from their share-based compensation to meet financial needs and diversify their holdings, particularly in connection with exercises of stock options.  All such transactions are required to comply with our insider trading policy.

Equity Award Grant Practices
Our ECC typically grants stock options under the 2000 Stock Incentive Plan with an exercise price equal to 100% of fair market value, defined as the closing price of our Common Stock on the grant date.

Prior to fiscal 2010, our practice was to grant stock options, on an annual basis, to NEOs and other eligible employees, within the first few business days of August (which is the beginning of our fiscal year). For fiscal 2010, we granted our annual stock options in June 2009 rather than in August 2009 to better align the timing of our fiscal 2010 stock option grant with the timing of our annual business planning process.  Among other things, this change allowed us to better budget and forecast stock-based compensation expense for fiscal 2010.

Equity Ownership Guidelines
In the past, our CEO and other NEOs were encouraged to hold common stock acquired through the exercise of stock options or open-market purchases, but were not required to do so.

Effective August 1, 2009, we adopted equity ownership guidelines which require that our CEO, other NEOs and other executive officers and our directors to maintain certain levels of share ownership within a specified period of time.  In the case of our CEO, minimum equity ownership is equal to the lesser of three-times annual base salary or 50,000 shares.  In the case of our other NEOs, minimum equity ownership is equal to the lesser of two-times annual base salary or 20,000 shares. In order to facilitate compliance with the equity ownership guidelines, beginning with the settlement of our fiscal 2010 non-equity incentive plan awards, the ECC may designate that up to 25% of an annual non-equity incentive plan award be settled in share units as further described below under “Non-equity Incentive Plan Awards.”   Our current NEOs and other executive officers have until the first quarter of fiscal 2015 to meet these guidelines. However, the ECC will consider waiving or deferring an individual’s compliance with the equity ownership guidelines if it would impose an undue financial hardship on the individual or if the ECC determines that it is not in our best interests to apply these guidelines to that individual. The minimum number of shares of common stock required to be owned by directors will be finalized in early fiscal 2010.

Severance Payment and Change-in-control Benefits
Severance protection is provided to our CEO under the terms of his employment agreement, and is provided to the other NEOs under change-in-control agreements.  Severance protection is important to us and is intended to be fair and competitive to aid in attracting and retaining experienced executives.  Change-in-control protection is also intended to provide a number of important benefits to us.  First, it permits an executive to evaluate a potential change-in-control transaction while relatively free of concern for his or her own situation, minimizing the conflict between his or her own interests and those of our stockholders.  Second, change-in-control transactions take time to unfold, and a stable management team can help to preserve our operations in order to enhance the value delivered to the buyer – and thus the price paid to our stockholders – from a transaction.  Or, if a transaction falls through, keeping our management team intact can help us to continue our business without undue disruption.

In September 2008, the ECC reassessed our policies regarding severance payments and related benefits for senior executives in the event of a termination of employment following a change-in-control of Comtech.  The ECC reviewed a report from its independent compensation consultant, SH&P, providing background information.  In its report, SH&P reviewed the change-in-control severance practices of the following eight companies engaged in technology businesses reasonably similar to Comtech’s and, on average, of a size comparable to Comtech:  Arris Group, Inc., Axsys Technologies, Inc., CPI International, Inc., DRS Technologies, Inc., Kemet Corp., Powerwave Technologies, Inc., Rogers Corp., and Teledyne Technologies Inc.  SH&P also summarized survey information regarding prevalence of change-in-control practices, and provided analysis of the competitiveness and reasonableness of our then current and proposed change-in-control protections.  As a result of its review of this information, the ECC approved new change-in-control agreements providing a level of protection that the ECC viewed as more in line with prevailing practices.

The ECC did not benchmark the change-in-control severance policy against those of the other companies, but exercised its judgment to establish terms that would promote long-term service by executives that would continue through a change-in-control, and give an acquirer an opportunity to retain the management team after an acquisition.  However, the level of severance payment set by the ECC (2.5 times the sum of salary and annual incentive), was within the range determined by our consultant to represent market practice. The ECC believes that one of our greatest strengths is our management and workforce, so that an acquirer could be expected to pay more to acquire the Company with the team remaining intact after the acquisition.

Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation to $1.0 million per year to each person who is, at the end of the fiscal year, our CEO or one of the three other most highly compensated officers listed in the “Summary Compensation” table, but excluding our CFO.  Certain forms of compensation are exempt from this deductibility limit, one of which is qualifying “performance-based compensation.”

As a matter of policy, we structure annual incentives for our NEOs so that they will be substantially deductible without limitation.  Certain taxable fringe benefits paid to our CEO for fiscal 2009 were non-deductible by us under Section 162(m), but the aggregate tax cost to us resulting from such lost deductions is not expected to exceed $30,000.

Our ECC retains authority and discretion to approve compensation that may be non-deductible, and may do so in circumstances in which it concludes that payment of such compensation serves to enhance our Company’s ability to attract, retain and appropriately reward executives and therefore is in the best interests of our Company and its stockholders.

Determination of Compensation Opportunities for NEOs

In general, our ECC intends that the total compensation opportunity for an executive will be competitive with market levels of compensation.

In the past, our ECC has considered compensation information relating to competitive companies in order to gauge market levels of compensation in the market for executive talent in which we compete.  Our ECC does not, however, benchmark executive compensation to market levels and has not obtained formal benchmarking studies in several years.  As discussed under the caption “Potential Termination and Change-in-control Payments,” in September 2008, our ECC considered and reviewed current market practices with regard to change-in-control protections of eight peer companies engaged in technology business reasonably similar to our business. However, as in the past, this review was undertaken for background information and not with a view toward benchmarking our policies against those of the other companies.

In making decisions regarding our executive officer compensation, ECC members draw upon their general knowledge and understanding of what executive officers of other companies are earning, particularly in our industry.  The elements of those pay packages and general industry trends are derived, in each case, from publicly available information such as other public company SEC filings and published reports on levels of executive compensation.  Our ECC uses this only to obtain a general understanding of what executive officers of other companies are earning.

The ECC sets pay opportunities for specific individuals based on the skills, experience, and long-term performance of the individual, and assessments with respect to the individual’s ability to add value to our Company.  Actual total compensation in a given year will vary upward or downward based primarily on the attainment of operating goals and the creation of stockholder value.

Our Company has experienced substantial long-term growth and success over the past 12 years.  One effect of this has been a conservative approach on the part of our ECC toward changing the structure of the program and the forms of awards under the program.  High levels of performance have resulted in the performance-based elements of the program – annual incentives and stock options – delivering a majority of compensation, with fixed portions of compensation – salary in particular – representing a smaller portion of compensation than would have been the case had our Company experienced slower growth or lower levels of performance.  Our ECC is satisfied that this allocation of compensation both has reflected the success of our Company and served to encourage such success, and has permitted the allocation among salary, annual incentive, and stock options to shift to a heavier weighting toward annual incentives and stock options in recent years.

The following elements comprise the cash compensation opportunities for NEOs:

Base Salary – Base salaries paid to our executive officers are intended to be generally competitive with those paid to executives holding comparable positions in the marketplace.

Our ECC reviews base salaries each year and, as appropriate, makes upward adjustments to the previous level of base salary based on the ECC’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our Company’s operations for which the executive is responsible.  These adjustments involve a degree of subjective judgment on the part of our ECC, both as to the NEO’s performance and as to the competitiveness of salary levels for each of the NEO’s positions.

Bonuses – Our ECC has the ability to award annual cash bonuses intended to motivate and reward achievement of corporate objectives by creating the potential to earn compensation for achieving subjective non-specific financial and performance goals and also include certain one-time awards such as sign-on bonuses to a newly hired NEO.  Our ECC can also award cash bonuses to a NEO for extraordinary performance.  Because our non-equity incentive plan awards (discussed below) include certain personal goals, our ECC does not generally award annual cash bonuses (as defined) to NEOs.

Non-equity Incentive Plan Awards – Non-equity incentive plan compensation is intended to motivate and reward achievement of annual operating objectives and other pre-set performance objectives that enhance stockholder value.  In recent years, upon achievement and final approval by the ECC, annual non-equity incentive plan awards have been paid in cash.

Effective August 1, 2009, our ECC has reserved discretion to pay out a portion of fiscal 2010 and future non-equity incentive plan awards in the form of share units, with the number of share units to be granted in lieu of cash to be based on the fair market value of the common stock underlying the share units at the time of settlement of the fiscal 2010 awards, shortly after the end of fiscal year 2010.  Share units will not have vesting terms requiring further service on the part of the executive, but will be subject to cancellation in the event the executive engages in specified activities detrimental to the Company. Share units are intended to be settled by delivery of one share of our common stock for each share unit at the date three years after grant, subject to acceleration only upon death or a change-in-control. The ECC believes that by settling a portion of future non-equity incentive plan awards by granting share units, potential recipients will be able to more quickly meet our recently adopted equity ownership guidelines. In addition, although potential recipients will be fully vested in their share units, they retain ownership risks like our shareholders because the share units are intended to be settled by delivery of common stock three years after grant.

Effective August 1, 2009, our ECC has adopted guidelines that are intended to limit the dollar amount of non-equity incentive plan awards payable to each of our NEOs (including our CEO) and other executive officers to a percentage of salary that ranges from 300% to 500% of base salary.  Such limitations are primarily intended to go into effect upon an executive officer achieving actual results that are far in excess of original non-equity incentive plan award targets.  As such, once the maximum goals are reached, the executive officer’s annual non-equity incentive plan award would be limited.  The ECC believes that our executive officers will continue to be motivated, despite reaching a maximum award, because almost all of our executive officers have significant holdings of stock options and/or ownership of Comtech common stock.

Non-equity incentive plan compensation is paid to all of our executive officers who are subsidiary presidents pursuant to annually developed incentive plans (the “Incentive Compensation Plan”).  Under the Incentive Compensation Plan, these officers receive compensation up to a fixed percentage of each applicable subsidiary’s or subsidiaries’ pre-tax profit each year, subject to the attainment of financial performance goals (primarily operating profit, new orders and cash flow) and personal performance targets that are developed by our CEO and reviewed and approved by our ECC.  Our ECC sets final goals after considering the budget submitted for that year.

For the past several years, the non-equity incentive plan compensation for executive officers who were not subsidiary presidents (including our CFO and other Corporate Senior Vice Presidents), has been based on our ECC’s subjective assessment of their performance, with significant input from our CEO.  Effective for fiscal 2009, our ECC changed the structure of the non-equity incentive plan compensation for our executive officers who are not subsidiary presidents to be more aligned with the overall financial performance goals of our other NEOs. Financial performance goals for these executive officers in fiscal 2009 and fiscal 2010 were based on the aggregate targeted annual goals for the entire company.

This change was made in recognition of the fact that these executive officers are able to contribute substantially to the realization of these key business goals.  At the same time, we also believe our CFO plays a unique and significant role in ensuring the short-term and long-term integrity and oversight of our financial reporting practices. As such, we believe his incentives to perform well in that role should not solely be tied to achievement of annual operating results. In order to ensure our CFO remains properly incentivized, our CFO generally receives relatively lower targeted non-equity incentive plan compensation than certain of our other executive officers, and relatively higher annual stock option grants, which we view as an additional means to focus our CFO on maintaining sound long-term financial reporting practices. In addition, our CFO’s personal goals for fiscal 2009 and 2010, include, among others, a goal to reduce internal control deficiencies across the Company.  Our NEOs, other than our CEO, also have personal goals to reduce internal control deficiencies at their subsidiaries or group of subsidiaries.

Use of Financial Performance Measures

For the past several years, we have used “pre-tax profit” (also referred to as “pre-tax income”) as a primary financial performance measure for determining the amount of annual non-equity incentive plan awards. We view pre-tax profit as an effective measure of the overall success of executive officers in guiding and growing our business.  This performance measure has been used for a number of years for both planning purposes and in determining annual non-equity incentive plan compensation, during which period we have experienced outstanding growth.

Pre-tax profit, for this purpose, is not the same as the pre-tax income determined under U.S. Generally Accepted Accounting Principles (“GAAP”).  For both fiscal 2008 and fiscal 2009, the pre-tax profit measure has been adjusted to eliminate the effects of: (i) stock-based compensation recorded pursuant to Statement of Financial Accounting Standards (“SFAS”) 123(R), (ii) the amortization of newly acquired intangibles with finite lives, (iii) any adjustment required by the adoption of new accounting standards, (iv) certain costs associated with exit or disposal activities, and (v) the write off of purchased in-process research and development expense, and impairment loss on goodwill.  For fiscal 2009, the pre-tax profit measure also included adjustments to eliminate the effects of: (i) expenses in connection with a purchased business combination under EITF 95-3 or other accounting literature, (ii) expenses associated with termination of employees under FASB Staff Position FAS 146-1, and (iii) expenses related to potential change-in-control matters.  In the case of our CEO, pre-tax profit is calculated before recognition of the expense of the full annual incentive award potentially payable to our CEO.  In connection with the establishment of our annual goals for fiscal 2010, the ECC has adopted a similar definition of pre-tax profit as in fiscal 2009, except that such definition also includes the adjustment of the pre-tax profit measure to eliminate the effect of any business acquisition-related expense pursuant to SFAS No. 141R, which was required to be adopted by us on August 1, 2009.

Pre-tax profit is not the sole performance metric we consider in awarding annual incentives.  Our NEOs, other than our CEO, also have to achieve other financial performance goals based on operating profit, new orders and/or cash flows.  Our ECC also considers other factors, such as the individual performance of the executive officer based on the achievement of personal goals that were established at the beginning of the fiscal year.  Our ECC then makes a determination of the amount of annual incentive to be paid to the executive officer, up to a maximum level which, for fiscal 2009, was calculated as a pre-set percentage of pre-tax profit, and for fiscal 2010 is set as the lower of a pre-set percentage of pre-tax profit or a specified percentage of each NEO’s base salary.  Our ECC believes that its ability to exercise judgment in determining annual incentive awards is advantageous as compared to establishing a precise formula for calculating incentives which limits flexibility in determining the final amount payable.  Our ECC retains negative discretion to reduce any calculated award, except for contractually agreed upon amounts.

The annual incentive program is meant to incentivize performance that will benefit the Company.  At the same time, the ECC has sought for the program not to create distorted incentives that might impel undue risk taking.  Use of a broad financial measure – pre-tax profit – ameliorates these risks, because it reflects both revenue and expense incurred in generating revenue.  In addition, the ECC sets a number of personal goals for the NEOs other than our CEO to further broaden the focus and to support specific goals identified in our planning process.  Our annual cash incentive payouts are in all cases subject to a recoupment policy (often referred to as a “clawback” policy) which would require forfeiture of a specified portion of the annual incentive award under certain circumstances, including if the NEO were to engage in certain activities that would be grounds for termination for cause (this would include misconduct that would cause us to issue a restatement of the financial statements), or if the employee were to engage in competition or other specified activities detrimental to us.

Establishment of Original Target Goals

On an annual basis, the target level of quantitative performance measures for all of our NEOs, other than our CEO, in each case, is viewed by the ECC as challenging, but with a roughly even chance of being achieved.  The ECC views it as likely that the threshold level of performance would be achieved for these performance measures, but still substantially uncertain, and the ECC views it as very unlikely that the maximum performance level would be achieved for any of these performance goals.  With regard to the personal goals, achievement of all of the goals is viewed as challenging but with an approximately even chance of being achieved.  In establishing the original specific quantifiable number (e.g., new orders of a specified dollar amount) associated with the performance goal and the establishment of the individual personal goals, the ECC relies on information presented to and discussed with it by our CEO and our CFO, and the recommendations of our CEO.  In establishing original specific goals, the ECC considers prior fiscal years’ achievements, known opportunities and business planning for the year.  At the time of establishment of the original performance goals, definitions of the performance measures are clarified and agreed to as well, including any adjustments to be made.

Determination of Salary and Non-equity Incentive Plan Awards for Fiscal 2009

Our CEO

Salary – Effective with fiscal 2009, we agreed with our CEO to change his employment agreement.  We agreed to increase his base salary from $675,000 to $695,000 per year.  The increase in salary was authorized at a level in line with the usual merit increase, and also reflected the outstanding results achieved in fiscal 2008. Given overall difficult business conditions that currently exist and as part of our company-wide cost-reduction efforts, our ECC did not award the usual merit increase to our CEO for fiscal 2010.  As such, our CEO’s salary for fiscal 2010 will remain unchanged.

Non-Equity Incentive Plan Award – The employment agreement in effect for fiscal 2009 (which was entered into on September 17, 2007 and amended on September 16, 2008) entitled our CEO to receive a non-discretionary annual incentive payment equal to 3.0% of our pre-tax profit, capped at an amount which, when combined with base salary, will not exceed $1 million.  The maximum amount of salary and non-equity incentive award payable under the employment agreement was limited to $1.0 million to ensure that substantially all payments made pursuant to the employment agreement would be deductible without limitations under Internal Revenue Code Section 162(m).  Accordingly, the non-equity incentive plan award payable under our CEO’s employment agreement was limited to $305,000 for fiscal 2009.  The employment agreement also called for additional amounts of compensation as our ECC may determine at its discretion.

In determining additional amounts of compensation for fiscal 2009, our ECC specified early in fiscal 2009 that the formula would be 3.0% of pre-tax profit (as defined), less the incentive amount payable under the employment agreement, as a general guideline for determining the total amount of annual incentive payable to our CEO.  This discretionary award is authorized under our 2000 Stock Incentive Plan, under amendments adopted in 2006.  In using the 3.0% of pre-tax profit formula, our ECC has sought to reward our CEO for his efforts in growing our business.  The 3.0% level was the same level used in fiscal year 2008; however, it represented a reduction from the formula level set in fiscal 2007 which equaled 3.5% of pre-tax profit.  While a fixed percentage of pre-tax profit will produce incentive payouts that are greater in the event of higher pre-tax profit and lower in the event of lower pre-tax profit, the ECC does not view the formula, by itself, as fully adequate to gauge performance.  For this reason, our ECC takes into account other aspects of our performance in determining whether to exercise negative discretion to reduce the amount of the final cash incentive award to our CEO.

In determining the final cash incentive award to our CEO for fiscal 2009, the ECC considered certain key positive factors, including the fact that amidst the most challenging global economic environment in decades, we delivered record sales of $586.4 million and successfully integrated Radyne into our business. In addition, during fiscal 2009, we received multiple large orders from the U.S. Army, including a $281.5 million order, the single largest order that we received in our history.  The U.S. Army requested that the substantial majority of these orders be shipped in our fiscal 2010.   The ECC also considered negative factors, including the fact that because of the challenging global economic environment and the shift of sales to the U.S. Army from fiscal 2009 to fiscal 2010, our GAAP pre-tax profit in fiscal 2009 was $76.5 million, down from $118.2 million in fiscal 2008. This decline in profitability resulted in the pre-tax profit measure  (as defined under the heading “Use of Financial Performance Measures”) used for purposes of computing our CEO’s bonus, to approximate $95.1 million as compared to $132.8 million in fiscal 2008, representing a reduction of 28.3%.  In addition, the ECC also considered our 37.0% decline in GAAP diluted earnings per share and the negative 35% one-year total stockholder return realized by our shareholders.

As such, based on the aforementioned, despite the successes that we achieved in fiscal 2009 in an exceptionally challenging business environment, the ECC utilized its negative discretion and determined that the annual incentive payout to our CEO in fiscal 2009 (including the incentive award payable under the employment agreement) would equal 2.5% of pre-tax profit rather than the 3.0% target that was previously established.

Based on the aforementioned, our CEO was awarded an annual incentive of $2,366,026, representing a reduction of 40.6% from his fiscal 2008 annual incentive.  This award consists of $305,000 payable under our CEO’s employment contract and an additional amount of $2,061,026 payable as a non-equity cash-incentive award pursuant to our 2000 Stock Incentive Plan. The ECC believes that the final award in fiscal 2009 reflects the overall lower level of our consolidated performance, while still recognizing our CEO’s strong leadership which has allowed our stockholders to have generated annualized total stockholder returns as of the end of fiscal 2009 of 5% for three years, 19% for five years and 20% for ten years.

Our CFO

Salary – Effective with fiscal 2009, our CFO’s base salary was increased from $275,000 to $325,000 per year.  The increase reflects a higher than usual merit increase due to our CFO’s overall strong performance and the competitive market for experienced CFO’s as determined by our ECC.  Given overall difficult business conditions that currently exist and as part of our company-wide cost-reduction efforts, our ECC did not award the usual merit increase to our CFO for fiscal 2010.  As such, our CFO’s salary for fiscal 2010 will remain unchanged.

Non-Equity Incentive Plan Award –  Early in fiscal year 2009, the ECC established a maximum annual incentive formula for our CFO equal to 0.48125% of pre-tax profit (as defined under the heading “Use of Financial Performance Measures”). For our CFO, additional performance goals were also specified in terms of operating profit and free cash flows relating to the Company as a whole, and personal goals.  The pre-set weightings of these performance measures and actual achievement for fiscal 2009 are as set forth in the following table.

Fiscal 2009 Performance Measures and Actual Achievement

	Operating Profit	Free Cash Flow	Personal Goals	Total
2009 Performance Measures
Michael D. Porcelain	25.0%	50.0%	25.0%	100.0%

2009 Actual Achievement
Michael D. Porcelain	0.0%	0.0%	80.0%	20.0%

The percentages in this table represent the percentage of the total annual non-equity incentive goal and actual achievement related to each specific pre-set performance measure.  Except for personal goals, the percentage earned for each performance measure was decreased or increased proportionally based on the level of actual achievement of the goal which would have ranged from a minimum of 70% achievement up to a maximum of 150% achievement.  The personal goals can only be achieved at a maximum payout level of 25%.  Accordingly, the aggregate maximum bonus that could have been paid would equal 137.5% of his annual incentive target rate.  Achievement of less than 70% of any performance measure other than the personal goals, and with respect to the personal goals, failure to achieve each of the personal goals, would result in no credit for that particular performance measure or goal.

Personal goals achieved in fiscal 2009 included (i) the successful integration of Radyne, (ii) the preparation and related adoption of strategic plans with respect to certain product lines, (iii) reduction in control deficiencies and (iv) the successful issuance of our $200.0 million of convertible senior notes and the establishment of a new $100 million committed credit facility. The personal goal not achieved related to increasing an internal GAAP-based free cash flow measure by a certain percentage.  As indicated above, actual performance on pre-established performance goals resulted in aggregate achievement at a rate of 20.0%, so that, as a preliminary calculation, the annual incentive award was potentially earned at a rate of 0.07% of the specified pre-tax profit measure for a total annual incentive award of $64,593.

In determining the final annual non-equity incentive award to our CFO for fiscal 2009, the ECC considered the same positive and negative elements that it did for our CEO, including, in particular, the achievement of corporate expense synergies associated with our Radyne acquisition. In addition, the ECC considered the important role that our CFO played during the successful issuance of our $200.0 million of convertible senior notes and the establishment of a new $100.0 million committed credit facility in fiscal 2009.  As such, the ECC determined not to exercise the negative discretion it retains relative to the actual performance on pre-set performance goals and determined a final payout level for our CFO of $270,000.  The $270,000 award represents 0.2926% of pre-tax profit, as compared with the pre-set maximum percentage of pre-tax profit of 0.48125%, and as compared with our CFO’s bonus of 0.46568% of pre-tax profit for fiscal 2008. Our CFO’s fiscal 2009 annual non-equity plan incentive award of $270,000 represents a 55% reduction as compared to the $600,000 non equity incentive plan award in fiscal 2008.  The ECC believes that the final award in fiscal 2009 reflects the overall lower level of our consolidated performance, while still recognizing our CFO’s strong performance, including his focus on maintaining sound financial accounting practices and internal controls in the context of integrating the largest acquisition in the Company’s history.

Our Other NEOs

Salary – In fiscal 2009, Mr. McCollum’s base salary remained at its fiscal 2008 level, $375,000 per year. Mr. Wood’s base salary was increased from $305,000 to $314,140 per year, and Mr. Kapelus’ base salary was increased from $275,000 to $285,000, representing normal merit increases.  Given overall difficult business conditions that currently exist and as part of our company-wide cost-reduction efforts, our ECC did not award the usual merit increase to these NEO’s for fiscal 2010. As such, Messrs. McCollum, Wood and Kapelus’ salaries for fiscal 2010 will remain unchanged.

Our Other NEOs’ Non-equity Incentive Plan Awards – Annual non-equity incentives for Messrs. McCollum and Wood are calculated based on a pre-set percentage of pre-tax profit (as defined under the heading “Use of Financial Performance Measures”) of the operations for which they each are responsible. In the case of Mr. Kapelus, it was based on a pre-set percentage of pre-tax profit measure (as so defined) for the Company, as a whole.  Such amounts become payable only if pre-set performance goals have been met.  These performance goals were developed at the beginning of fiscal 2009 by our CEO and reviewed and approved by our ECC.

The maximum annual incentive award for each of Mr. McCollum and Mr. Wood for fiscal 2009 was 2.0625% of pre-tax profit of the operations for which they were responsible, and for Mr. Kapelus, 0.28135% of the Company’s pre-tax profit (as defined).  For each of these executives, additional performance goals were also specified.

For Messrs. McCollum and Wood, the financial performance goals related to operating profit, free cash flows and new orders relating to the operations under the executive’s supervision, and personal goals. In the case of Mr. Kapelus, financial performance goals related to consolidated operating profit and free cash flow, as well as personal goals.

The original weightings of these performance measures and actual achievement for fiscal 2009 are as set forth in the table below.

Fiscal 2009 Performance Measures and Actual Achievement

	Operating Profit	New Orders	Free Cash Flow	Personal Goals	Total
2009 Performance Measures
Robert L. McCollum	25.0%	25.0%	25.0%	25.0%	100.0%
Daniel S. Wood	25.0%	25.0%	25.0%	25.0%	100.0%
Jerome Kapelus	25.0%	N/A	25.0%	50.0%	100.0%

2009 Actual Achievement
Robert L. McCollum	82.0%	77.3%	99.2%	60.0%	79.6%
Daniel S. Wood	0.0%	150.0%	0.0%	80.0%	57.5%
Jerome Kapelus	0.0%	N/A	0.0%	60.0%	30.0%

The percentages in this table represent the percentage of the total annual non-equity incentive goal and actual achievement related to each specific pre-set performance measure.  Except for personal goals, the percentage earned for each performance measure was decreased or increased proportionally based on the level of actual achievement of the goal which would have ranged from a minimum of 70% achievement up to a maximum of 150% achievement.  The personal goals can only be achieved at a maximum payout level of 25%.  Accordingly, the aggregate maximum bonus that could have been paid to any individual would equal 137.5% of his annual incentive target rate.  Achievement of less than 70% of any performance measure other than the personal goals, and with respect to the personal goals, failure to achieve each of the personal goals, would result in no credit for that particular performance measure or goal.

Our ECC established these specific performance goals to focus the executives’ performance on factors that are important to the success of the businesses they oversee or can meaningfully contribute to.  Personal goals for Messrs. McCollum and Wood include specific operational goals, including product development, marketing to targeted customers (including the U.S. government) or of specific products at pre-set levels, establishing marketing and other business relationships with targeted firms, providing a high level of technical support to customers, integration of acquisitions, and other goals that are consistent with our overall short-term and long-term business objectives.

Mr. McCollum achieved personal goals relating to the integration of Radyne Corporation, increased sales to a targeted customer, and product development goals related to two products. Mr. McCollum did not achieve two personal goals relating to achieving pre-defined levels of certain product line sales.

Mr. Wood achieved personal goals relating to product development, providing a high level of technical support to a customer, and two goals relating to establishing and growing certain sales and marketing relationships. Mr. Wood did not achieve a goal relating to achieving a pre-defined level of certain product line sales.

Mr. Kapelus achieved personal goals relating to greater investment community awareness of Comtech, completion of a financing transaction, and preparation of strategic plans with respect to certain product lines. Mr. Kapelus did not achieve two personal goals relating to acquisitions.

Ultimately, our ECC approved final fiscal 2009 non-equity incentive plan awards of $682,113 for Mr. McCollum, $224,681 for Mr. Wood and $62,286 for Mr. Kapelus, as compared to fiscal 2008 awards of $1,000,000, $750,000 and $450,000, respectively. Such amounts represented reductions of 31.8%, 70.0% and 86.2%, respectively, as compared to their fiscal 2008 awards.

In determining the actual achievement of the above goals, the ECC relied upon a financial schedule prepared by our CFO which was presented to them by our CEO.  In calculating any GAAP reported financial information, the ECC also relied on information audited by the Company’s independent registered public accounting firm.

In assessing the actual achievement of the personal goals, the ECC reviewed the achievement of each specific personal goal with our CEO.  In each case, the non-equity incentive award represented the amount of non-equity incentive award payable based upon achievement of performance goals at an aggregate percentage as set forth in the table above, without discretionary adjustments.  However, on the recommendation of Mr. McCollum, $200,000 of his preliminary non-equity incentive award, which was otherwise payable to him, was reallocated to the fiscal 2009 bonuses of other employees who work for operations for which Mr. McCollum is responsible.

The ECC believes that the final award in fiscal 2009 for each of these executives reflects their specific individual contributions to our consolidated financial performance, while still recognizing the overall lower level of our consolidated performance.

Determination of Long-Term Incentive Awards for Fiscal 2009

Long-Term Incentives.  We provide a substantial portion of compensation to our executive officers as long-term incentive compensation.  In fiscal 2009, this component of compensation was provided through grants of stock options under our 2000 Stock Incentive Plan.  The stock options align the executives’ interest with those of our stockholders by providing each executive with an opportunity to share in the appreciation of the value of our Common Stock.

We grant options with an exercise price equal to market price on the date of grant.  Our ECC generally values options as a component of total compensation based on the Black-Scholes fair value at the grant date, calculated for purposes of SFAS 123(R).

The fair value of options granted for fiscal 2009 is reflected in the table entitled “Grants of Plan-Based Awards for Fiscal 2009”; the grants on August 5, 2008 are the fiscal 2009 grants.  The vesting terms of our stock options, requiring three years of service in order to fully vest (vesting 25% after one year, 25% after two years, and 50% after three years), provide a strong inducement for our executive officers to remain in long-term service to Comtech.

Generally, the level of annual grants of stock options, for each respective NEO, is determined by our ECC in its discretion, on a subjective basis.  Consistent with prior years’ practice, the annual fiscal 2009 grants of long-term incentive awards for our NEOs were awarded early in fiscal 2009 (August 5, 2008).  As described earlier under the heading “Equity Award Grant Practices,” stock option grants for fiscal 2010 were made in June 2009 and represent a component of fiscal 2010 compensation, rather than fiscal 2009 compensation.

Our ECC awarded the largest individual stock option award to our CEO in recognition of his importance to our future.  In determining the annual stock option award for each of our respective NEOs, the ECC considered each individual NEO’s total compensation package with a view toward maintaining aggregate internal pay equity.  In the case of Mr. Porcelain, the ECC granted stock options with a greater value, as a percentage of base salary, than other NEOs for the reason earlier described under the heading “Non-equity Incentive Plan Awards” in the section entitled “Determination of Compensation Opportunities for NEOs.”  As in the past, this reflects the ECC’s view that our CFO’s compensation should be more heavily weighted towards long-term incentives.

In regard to the annual stock option grants for fiscal 2010, the ECC reduced the total value of stock-based compensation granted by not increasing the number of options granted to NEOs as compared to fiscal 2009, despite the fact that the aggregate fair value of the options was significantly lower from the level of the fiscal 2009 grants.  This reduced fair value is in line with the Company’s stock price and other measures of Company performance as of the June 2009 grant date and the ECC believes represents a fair adjustment to the value of total compensation for each NEO.

Our ECC values options as a component of compensation when the options are being granted.  The in-the-money value of unvested options represents one of our strongest tools for retention of executives; however, our ECC does not alter the level of its grants based on the built-up value of previously granted options or value realized by executives by exercising previously granted options.  When executives experience a build-up in value of options as a result of increasing market prices of stock, the benefits are aligned with the return experienced by stockholders.  Conversely, historically we have not issued increased numbers of options when the build-up in value of previously granted options was modest or previously granted options were underwater.

EXECUTIVE COMPENSATION

The table below provides information concerning the compensation of our NEO’s for the fiscal years ended July 31, 2009, 2008 and 2007.

Summary Compensation Table for Fiscal 2009

Name and Principal Position	Fiscal Year	Salary	Bonus	(1) Option Awards	Non-Equity Incentive Plan Compensation	(2) All Other Compensation	Total

Fred Kornberg
Chairman,	2009	$695,000	-	$1,679,074	$2,366,026	$75,898	$4,815,998
Chief Executive	2008	675,000	-	1,895,240	3,984,882	80,327	6,635,449
Officer and President	2007	625,000	-	1,406,906	3,766,260	97,403	5,895,569

Michael D. Porcelain
Senior Vice President	2009	325,000	-	523,619	270,000	24,905	1,143,524
and Chief Financial	2008	275,000	-	445,911	600,000	12,265	1,333,176
Officer	2007	260,000	-	276,000	400,000	14,537	950,537

Robert L. McCollum
Senior Vice President;	2009	375,000	-	283,247	682,113	33,465	1,373,825
President Comtech	2008	375,000	-	335,002	1,000,000	27,454	1,737,456
EF Data Corp.	2007	355,000	-	332,374	800,000	25,846	1,513,220

Daniel S. Wood
Senior Vice President;	2009	314,140	-	420,051	224,681	14,024	972,896
President Comtech	2008	305,000	-	452,719	750,000	9,197	1,516,916
Mobile Datacom	2007	290,000	-	316,326	475,000	24,222	1,105,548
Corporation

Jerome Kapelus
Senior Vice President	2009	285,000	-	464,099	62,286	6,574	817,959
Strategy and Business	2008	275,000	-	411,810	450,000	2,559	1,139,369
Development	2007	260,000	-	212,620	350,000	2,523	825,143

See footnotes listed on next page.

(1)
These amounts reflect the amount of expense we recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS 123(R), for stock options, without regard to estimated forfeitures of such options.  These amounts include expense from options granted in fiscal years 2004 through 2009, including the fiscal 2010 option awards granted in June 2009, which remained unvested at any time in the indicated fiscal year, including the options granted during the indicated fiscal year.  Assumptions used in the calculation of these amounts for options granted in the 2007, 2008 and 2009 fiscal years are discussed in Note 1(j) to our consolidated audited financial statements for the fiscal year ended July 31, 2009, included in our Annual Report on Form 10-K, filed with the SEC on September 23, 2009.  For assumptions used in the calculation of expense for options granted prior to fiscal 2007, refer to the note relating to the stock-based compensation in the Form 10-K for the respective year-end.

(2)
The table below shows the items comprising “All Other Compensation,” which include our matching contributions for each NEO participating in our 401(k) plan, premiums for term life insurance for NEOs paid directly by us, automobile allowances, financial planning services and unused vacation time paid out by us, and is based on information as of the calendar year ending within each applicable fiscal year.

Summary Compensation Table for Fiscal 2009, 2008 and 2007 – Details of All Other Compensation

Name	Fiscal Year	401(k) Matching Contribution	Term Life Insurance	Automobile Allowance	Financial Planning Services	Unused Vacation Time Paid Out	Housing Expense	Total “All Other” Compensation

Fred Kornberg	2009	$2,000	$26,004	$5,125	-	$42,769	-	$75,898
	2008	2,000	26,004	4,031	$9,350	38,942	-	80,327
	2007	2,000	24,579	2,792	38,212	29,820	-	97,403
Michael D. Porcelain	2009	4,523	1,007	-	-	19,375	-	24,905
	2008	2,000	746	-	-	9,519	-	12,265
	2007	2,000	594	-	-	11,943	-	14,537
Robert L. McCollum	2009	2,288	10,754	6,000	-	14,423	-	33,465
	2008	2,000	5,031	6,000	-	14,423	-	27,454
	2007	2,000	4,192	6,000	-	13,654	-	25,846
Daniel S. Wood	2009	6,616	1,408	6,000	-	-	-	14,024
	2008	2,000	1,197	6,000	-	-	-	9,197
	2007	2,000	180	6,000	-	-	$16,042	24,222
Jerome Kapelus	2009	4,666	728	1,180	-	-	-	6,574
	2008	2,000	559	-	-	-	-	2,559
	2007	2,000	523	-	-	-	-	2,523

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

		(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			(2)(3) All Other Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	(4) Target	Maximum
Fred Kornberg	June 2, 2009	-	-	-	80,000	$29.61	$771,984
	September 16, 2008	N/A	$3,984,882	N/A	-	-	-
	August 5, 2008	-	-	-	80,000	46.69	1,284,104
Michael D. Porcelain	June 2, 2009	-	-	-	35,000	29.61	337,743
	September 16, 2008	N/A	620,064	N/A	-	-	-
	August 5, 2008	-	-	-	35,000	46.69	561,796
Robert L. McCollum	June 2, 2009	-	-	-	10,000	29.61	96,498
	September 16, 2008	N/A	1,526,923	N/A	-	-	-
	August 5, 2008	-	-	-	20,000	46.69	321,026
Daniel S. Wood	June 2, 2009	-	-	-	20,000	29.61	192,996
	September 16, 2008	N/A	1,137,763	N/A	-	-	-
	August 5, 2008	-	-	-	20,000	46.69	321,026
Jerome Kapelus	June 2, 2009	-	-	-	20,000	29.61	192,996
	September 16, 2008	N/A	362,375	N/A	-	-	-
	August 5, 2008	-	-	-	25,000	46.69	401,283

(1)
As required by SEC proxy disclosures rules, the target levels shown in this column represent the amounts that would have been payable for fiscal 2009 assuming the applicable pre-tax profits were the same as achieved in fiscal 2008.  The actual payouts for fiscal 2009 for non-equity incentive plan awards are reflected in the “Summary Compensation” table for Fiscal 2009 under the column “Non-Equity Incentive Plan Compensation.”  The awards for Messrs. Kornberg, Porcelain, McCollum, Wood and Kapelus were granted under our 2000 Stock Incentive Plan, and as applicable, Mr. Kornberg’s employment agreement.

(2)
Each option granted to NEOs in fiscal 2009 vests as to 25% of the underlying shares on each of the first and second anniversaries of the grant date, and as to the remaining 50% of the underlying shares on the third anniversary of the grant date.  The options granted are subject to accelerated vesting in the event of a change-in-control, except in limited circumstances.

(3)	As described earlier under the heading “Equity Award Grant Practices,” stock option grants on June 2, 2009 represent a component of fiscal 2010 compensation rather than fiscal 2009 compensation.

(4)
The September 16, 2008 awards for Messrs. Kornberg, Porcelain, McCollum, Wood and Kapelus did not have any thresholds or specified maximums and were based on a percentage of pre-tax profit of our Company or certain of its subsidiaries, subject to certain adjustments. However, the limits on cash incentive awards under the 2000 Stock Incentive Plan applied to a portion of the annual incentive award to Mr. Kornberg and to the full annual incentive awards to the other NEOs.  The 2000 Stock Incentive Plan imposes an annual limit of $4 million, but this limit is increased by the unused portion of any annual limit in previous years.

Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides background information to give a better understanding of the compensation amounts shown in the “Summary Compensation” table and “Grants of Plan-Based Awards” table above.

Fred Kornberg

Employment Agreement in Effect for Fiscal 2009

We employ Mr. Kornberg on terms specified in his employment agreement.  In September 2008, we amended and restated his employment agreement, primarily to enhance his protection in the event of termination by us without cause or by him for good reason, in either case within two years following a change-in-control.  As amended and restated, the term of the agreement will expire July 31, 2011.  The base salary under the agreement for fiscal 2009 had been set at $695,000 per annum.  The agreement permits base salary to be increased from time to time by our ECC.  The agreement also provides for incentive compensation, in an amount equal to 3.0% of pre-tax income, capped at an amount which, when combined with base salary expected to be payable in the same year, will not exceed $1.0 million.  Additional incentive amounts may be awarded by our ECC from time to time, in its discretion.  The agreement calls for our Company to provide an automobile or automobile allowance and term life insurance with a death benefit in an amount of five times base salary, but not less than $3.5 million.  The agreement also provides that Mr. Kornberg will participate in our benefit plans and programs for executives, and that we would pay his reasonable attorney’s fees and disbursements in any action to enforce provisions of the agreement.  Termination provisions of this agreement are described later under the heading “Potential Termination and Change-in-control Payments.”

Mr. Kornberg’s employment agreement includes covenants for the protection of our business, including a non-competition covenant and a prohibition on soliciting or hiring our employees, that remain in effect for two years following termination of employment (whether before or after a change-in-control).  The agreement also restricts his use and disclosure of confidential information and obligates him not to disparage us following termination of employment.

Non-Equity Incentive Plan Compensation

The amounts shown in the “Executive Compensation” and “Grant of Plan-Based Awards for Fiscal 2009” tables above as Non-Equity Incentive Plan Compensation results from cash-based annual incentive awards to Mr. Kornberg, including amounts payable as a discretionary cash incentive award under our 2000 Stock Incentive Plan and a mandatory amount payable under the terms of Mr. Kornberg’s employment agreement.  The fiscal 2009 cash incentive award represents a decrease of 40.6% from the amount earned in fiscal 2008 for the reasons enumerated earlier in “Compensation Discussion and Analysis” under the headings “Determination of Salary” and “Non-equity Incentive Plan Awards for Fiscal 2009.”

In aggregate, the non-equity incentive plan compensation for fiscal 2009 was payable based on 2.5% of our pre-tax profit (as defined and described earlier under the heading “Compensation Discussion and Analysis”) in fiscal 2009.  Under this formula, there is no designated “target” or “threshold” or “maximum” payout level.  The target level shown in the “Grants of Plan-Based Awards” table represents the amount that would have been payable for fiscal 2009 assuming pre-tax profit for the year was the same as achieved in fiscal 2008 (as required under SEC proxy disclosure rules).

Michael D. Porcelain

Non-Equity Incentive Plan Compensation

The non-equity incentive payable to Mr. Porcelain for fiscal 2009 was payable under a pre-established cash incentive award granted under our 2000 Stock Incentive Plan.  The target level shown for Mr. Porcelain in the “Grants of Plan-Based Awards for Fiscal 2009” table represents the amount that would have been payable for fiscal 2009, assuming pre-tax profit for the year was the same as was achieved in fiscal 2008 for the Company as a whole.  The applicable performance goals were developed by our CEO and approved by our ECC.  For Mr. Porcelain, the cash incentive award authorized for fiscal 2009 was equal to 0.35% of pre-tax profit for target level performance with respect to three factors: operating profit, free cash flows, and personal goals.  The maximum annual incentive would be 0.48125% of such pre-tax profit.  The same adjustment items apply to this pre-tax profit as described earlier under the heading “Compensation Discussion and Analysis.”  Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 20.0%, so that, as a preliminary calculation, the annual incentive award was potentially earned at a rate of 0.07% of the specified pre-tax profit.

The ECC determined not to exercise the negative discretion it retains relative to the actual performance on pre-established performance goals and determined a final payout level for our CFO which represents 0.2926% of pre-tax profit, still below the pre-set maximum percentage of pre-tax profit of 0.48125%.  As such, in its discretion, the ECC determined that the final payout level for fiscal 2009 would be $270,000 which reflects a reduction of 55% as compared to fiscal 2008. For reasons discussed elsewhere in this Proxy, the ECC believes this amount is appropriate given our overall lower level of our consolidated performance, while still recognizing our CFO’s strong performance including our CFO’s focus on maintaining sound financial accounting practices and internal controls during the integrating of the largest acquisition in the Company’s history.

Robert L. McCollum

Non-Equity Incentive Plan Compensation

The annual incentive payable to Mr. McCollum, who is a subsidiary president, was payable under a pre-set cash incentive award.  The target level shown for Mr. McCollum in the “Grants of Plan-Based Awards” table represents the amount that would have been payable for fiscal 2009, assuming pre-tax profit for the year was the same as was achieved in fiscal 2008 for the operations for which he was responsible.  The applicable performance goals were developed by our CEO and approved by our ECC.  For Mr. McCollum, the cash incentive award authorized for fiscal 2009 was equal to 1.5% of pre-tax profit for target level performance with respect to four factors: operating profit, free cash flows, new orders, and personal goals relating to the operations under Mr. McCollum’s supervision.  The maximum annual incentive would be 2.0625% of such pre-tax profit.  The same adjustment items apply to this pre-tax profit as described earlier under the heading “Compensation Discussion and Analysis.”  Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 79.65%, so that, as a preliminary calculation, the annual incentive award was potentially earned at a rate of approximately 1.1947% of the specified pre-tax profit, which figure was used to determine the final 2009 annual incentive payable to Mr. McCollum.

Our ECC consulted with Mr. McCollum regarding his annual incentive award for fiscal 2009.  He asked our ECC to consider making a downward adjustment to his annual incentive so that the amounts not paid due to this adjustment could be reallocated to the fiscal 2009 bonuses of other employees who work for operations for which Mr. McCollum is responsible.  Our ECC reduced Mr. McCollum’s final annual incentive amount by $200,000 for this purpose.  The total award in fiscal 2009 was $682,113 which represented a reduction of 31.8% as compared to the amount awarded in fiscal 2008 of $1,000,000.

Daniel S. Wood

Non-Equity Incentive Plan Compensation

The annual incentive payable to Mr. Wood, who is a subsidiary president, was payable under a pre-set cash incentive award.  The target level shown for Mr. Wood in the “Grants of Plan-Based Awards” table represents the amount that would have been payable for fiscal 2009, assuming pre-tax profit for the year was the same as was achieved in fiscal 2008 for the operations for which he was responsible.  The applicable performance goals were developed by our CEO and approved by our ECC.  For Mr. Wood, the cash incentive award authorized for fiscal 2009 was to equal 1.5% of the pre-tax profit for target level performance with respect to four factors: operating profit, free cash flows, new orders, and personal goals relating to the operations under Mr. Wood’s supervision.  The maximum annual incentive would be 2.0625% of such pre-tax profit.  The same adjustment items apply to this pre-tax profit as described earlier under the heading “Compensation Discussion and Analysis.”

Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 57.5%, so that, as a preliminary calculation, the annual incentive award was potentially earned at a rate of 0.8625% of the specified pre-tax profit, which figure was used to determine the final 2009 annual incentive award payable to Mr. Wood.   The total award in fiscal 2009 was $224,681 which represented a reduction of 70% as compared to the amount awarded in fiscal 2008 of $750,000.

Jerome Kapelus

The non-equity incentive payable to Mr. Kapelus for fiscal 2009 was payable under a pre-established cash incentive award granted under our 2000 Stock Incentive Plan.  The target level shown for Mr. Kapelus in the “Grants of Plan-Based Awards for Fiscal 2009” table represents the amount that would have been payable for fiscal 2009, assuming pre-tax profit for the year was the same as was achieved in fiscal 2008 for the Company, as a whole.  The applicable performance goals were developed by our CEO and approved by our ECC.  For Mr. Kapelus, the cash incentive award authorized for fiscal 2009 was equal to 0.225% of pre-tax profit for target level performance with respect to three factors: operating profit, free cash flows, and personal goals.  The maximum annual incentive would be 0.28125% of such pre-tax profit.  The same adjustment items apply to this pre-tax profit as described earlier under the heading “Compensation Discussion and Analysis.”

Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 30.0%, so that, as a preliminary calculation, the annual incentive award was potentially earned at a rate of 0.0675% of the specified pre-tax profit, which figure was used to determine the final 2009 annual incentive award payable to Mr. Kapelus.  The total award in fiscal 2009 was $62,286 which represented a reduction of 86.2% as compared to the amount awarded in fiscal 2008 of $450,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2009

	Option Awards Outstanding as of July 31, 2009
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Grant Date (1)	Option Exercise Price	Option Expiration Date

Fred Kornberg	-	80,000	6/2/2009	$29.61	6/2/2014
	-	80,000	8/5/2008	46.69	8/5/2013
	25,000	75,000	8/7/2007	42.47	8/7/2012
	30,000	60,000	8/1/2006	26.90	8/1/2011
	105,000	-	8/2/2005	35.90	8/2/2010
	-	31,500	8/2/2004	13.19	8/2/2014

Michael D. Porcelain	-	35,000	6/2/2009	29.61	6/2/2014
	-	35,000	8/5/2008	46.69	8/5/2013
	8,750	26,250	8/7/2007	42.47	8/7/2012
	12,500	12,500	8/1/2006	26.90	8/1/2011
	21,000	-	8/2/2005	35.90	8/2/2010
	11,913	5,175	8/2/2004	13.19	8/2/2014
	9,000	-	8/4/2003	11.67	8/4/2013

Robert L. McCollum	-	10,000	6/2/2009	29.61	6/2/2014
	-	20,000	8/5/2008	46.69	8/5/2013
	1,250	3,750	8/7/2007	42.47	8/7/2012
	7,500	7,500	8/1/2006	26.90	8/1/2011
	15,000	-	8/2/2005	35.90	8/2/2010
	24,000	12,000	8/2/2004	13.19	8/2/2014
	22,500	-	8/4/2003	11.67	8/4/2013
	9,000	-	8/6/2002	3.58	8/6/2012

Daniel S. Wood	-	20,000	6/2/2009	29.61	6/2/2014
	-	20,000	8/5/2008	46.69	8/5/2013
	6,250	18,750	8/7/2007	42.47	8/7/2012
	14,000	14,000	8/1/2006	26.90	8/1/2011
	30,000	-	8/2/2005	35.90	8/2/2010
	4,000	1,500	3/8/2005	24.25	3/8/2015
	9,000	4,500	10/18/2004	18.32	10/18/2014

Jerome Kapelus	-	20,000	6/2/2009	29.61	6/2/2014
	-	25,000	8/5/2008	46.69	8/5/2013
	8,750	26,250	8/7/2007	42.47	8/7/2012
	1,500	1,500	8/1/2006	26.90	8/1/2011
	40,000	-	2/21/2006	30.30	2/21/2011

(1)
Each option granted since August 1, 2005 vests as to 25% of the underlying shares on each of the first and second anniversaries of the grant date, and as to the remaining 50% of the underlying shares on the third anniversary of the grant date.  Each option granted prior to August 1, 2005 vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date.  The options granted are subject to accelerated vesting in the event of a change-in-control, except in limited circumstances.

OPTION EXERCISES – FISCAL 2009

	Option Awards
Name of Executive Officer	Number of Shares Acquired on Exercise	(1) Value Realized on Exercise
Fred Kornberg	159,568	$4,149,539
Michael D. Porcelain	8,642	274,185
Robert L. McCollum	-	-
Daniel S. Wood	-	-
Jerome Kapelus	-	-

(1)
Amounts reflect the difference between the exercise price of the options and the market value of the shares acquired upon exercise.  Market value is based on the actual selling price of shares sold by the NEO on the date of exercise or, if no shares were sold that day, on the closing price on the NASDAQ Global Select Market.

POTENTIAL TERMINATION AND CHANGE-IN-CONTROL PAYMENTS

Severance protection is provided to our CEO under the terms of his employment agreement, and is provided to the other NEOs under change-in-control agreements.  These protections are intended to be fair and competitive, to aid in attracting and retaining experienced executives.

In September 2008, we amended and restated our CEO’s employment agreement and the change-in-control agreements with Messrs. Porcelain, McCollum, Wood and Kapelus primarily to enhance their protection in the event of termination by us without cause or by them for good reason in the two years following a change-in-control.  We took these steps for several reasons.  In August 2008, Comtech acquired a publicly held company, and in doing so, we evaluated our existing terms for our executives in the event of essentially involuntary terminations following a change-in-control.  Our ECC sought the advice of its consultant, Steven Hall & Partners, regarding current practices with regard to change-in-control protections.  Our consultant provided us with information on these terms based on a review of eight peer companies engaged in technology businesses reasonably similar to our business: Arris Group, Inc., Axsys Technologies, Inc., CPI International, Inc., DRS Technologies, Inc., Kemet Corp., Powerwave Technologies, Inc., Rogers Corp., and Teledyne Technologies, Inc.  In addition, our consultant also provided information to us based on published surveys of change-in-control and termination practices of U.S. companies.  We concluded that our existing change-in-control policies were less favorable than other companies who compete with us for executive talent.

Based on our review, we made a number of changes to the terms protecting our CEO and the other NEOs (as well as certain other executives) with a view to setting terms that generally align with market practices.  Some terms of the new agreements fall short of market practices identified by our consultant.  For example, no post-termination health care (except for our CEO), outplacement services, or other perquisites are provided.  In addition, our ECC included terms that would potentially delay a termination by executives other than our CEO for Good Reason due to a change in job duties for one year after the change-in-control.  This term, which is more restrictive than under the earlier agreements, is intended to enable an acquirer, under certain limited circumstances, if it wishes to do so, to potentially retain the management team for a period of time after the change-in-control.  Our ECC set the severance payment level at 2.5 times the sum of salary and annual incentive, which is within the range of 2.0 to 2.5 times determined by our consultant to represent market practice.  Also, for our CEO, we extended the period following a termination during which he could elect to terminate employment and receive severance payments, to permit an acquirer to negotiate a longer post-termination service period if it should wish to retain our CEO.  Our ECC approved these actions in order to promote retention of management during negotiation of a change-in-control, to possibly enhance the value received by our stockholders upon a sale of Comtech from an acquirer that wishes to retain the management team, and to put management in a position to work for the success of any change-in-control transaction determined by the Board of Directors to be in the best interests of our stockholders.

Mr. Kornberg’s amended and restated employment agreement resulted in certain changes effective for fiscal 2009, a summary of which is as follows:

•	In the event of termination of the agreement by us before a change-in-control, liquidated damages payable to Mr. Kornberg would include salary payable through the end of the term of the agreement.

•	The period following a change-in-control during which Mr. Kornberg may elect to terminate his employment and receive a lump sum payment from the Company is two years.

•
The lump sum severance payment payable upon a termination by Mr. Kornberg of his employment during the two years following a change-in-control would equal 2.5 times the sum of his (i) base salary then in effect plus (ii) average incentive compensation under his employment agreement and annual incentive awards under the 2000 Stock Incentive Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change-in-control occurs.

•
In the event that the amounts payable to Mr. Kornberg in connection with a change-in-control and his termination thereafter are subject to the golden parachute excise tax, we will make a “gross-up” payment to him such that the after-tax value retained by Mr. Kornberg after deduction of the excise tax and excise and income taxes on this additional payment, will be equal to an amount he would have retained if no excise tax had been imposed.

Messrs. Porcelain, McCollum, Wood and Kapelus’ amended and restated change-in-control agreements resulted in changes, effective for fiscal 2009, a summary of which is as follows:

•	The term of the agreements is extended to July 31, 2010, subject to continuation of the term to a date that is twenty-four months after the occurrence of a change-in-control.

•
The amount of severance payable upon a qualifying termination will be 2.5 times the sum of (i) the executive’s annual base salary and (ii) the amount equal to the executive’s average annual non-equity incentive award or bonus actually paid or payable for performance in the three fiscal years preceding the year of termination. A qualifying termination means a termination by us not for cause or a termination by the executive for good reason, in either case within 24 months after a change-in-control or at the direction of the acquiror within 90 days before a change-in-control.

•
The executive’s right to terminate his employment for good reason will be delayed during the first year after a change-in-control due to the assignment to him of any duties inconsistent in any material adverse respect with his position, authority or responsibilities immediately prior to the change-in-control, if (i) Fred Kornberg continues to serve as the most senior executive officer relating to our businesses, and if (ii) the change in the executive’s position or duties that otherwise would constitute good reason results from the assignments to an executive-level position, with an executive title, and with full-time substantive duties and responsibilities of a nature similar to his prior duties and responsibilities, and with the executive either reporting to Mr. Kornberg in his capacity as the senior officer or reporting to the officer to whom the executive was reporting at the time of the change-in-control, which officer himself or herself reports to Mr. Kornberg.

•
With respect to the executive’s annual incentive award for the fiscal year in progress at the date of his qualifying termination and his annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, vesting of any award based on pre-set performance goals based on the level of actual achievement of such performance goals through the earlier of the end of the performance period or the date of termination, and vesting of any discretionary award as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the executive’s average prior years’ annual incentive amount referred to above.

•
For a period of up to one year following the 24-month protected period after the change-in-control, termination of the executive’s employment by us not for cause or by the executive for good reason would entitle him to receive a severance benefit of 1.5 times the sum of his base salary and his average compensation plus annual incentive awards under the 2000 Stock Incentive Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change-in-control occurs.

•
The definition of “good reason” is modified so that good reason will arise if there occurs a material reduction in the executive’s annual incentive award actually paid below 80% of the annual incentive actually paid for the year before a change-in-control or a material reduction in the value of his annual equity awards.

•
In the event that the amounts payable to the executive in connection with a change-in-control and his termination thereafter are subject to the golden parachute excise tax, we will make a “gross-up” payment to him such that the after-tax value retained by the executive, after deduction of the excise tax and excise and income tax on those additional payments, will equal the after-tax amount he would have retained if no excise tax had been imposed.

In addition to the changes described above for all of our NEO’s, we made changes to their respective agreements intended to clarify the provisions and respond to changes in accounting and tax rules, particularly to meet the requirements of Section 409A of the Internal  Revenue Code regulating post-termination payments.

The table on the following page summarizes the additional compensation that each of our NEOs would receive in the event of a termination or change-in-control as of July 31, 2009.  The table takes into consideration the circumstances of the event and the additional payments that each executive would be entitled to under the agreements described above and the 2000 Stock Incentive Plan.  The estimates on the following page do not include vested payments that are disclosed in the "Outstanding Equity Awards at Fiscal Year End—Fiscal 2009" table.  Benefits that are generally available to all salaried employees and are nondiscriminatory are excluded from these estimates.   The table provides estimates of payments assuming the specified events occurred on July 31, 2009.

None of the payments have actually been made to any of the executives.  The actual payments and benefits that will be made to each executive under each circumstance can only be known once an actual termination or change-in-control event occurs.

Incremental Value of Payments and Benefits Upon Change-in Control and Various Types of Terminations

Termination Scenario (As of July 31, 2009)	Mr. Kornberg	Mr. Porcelain	Mr. McCollum	Mr. Wood	Mr. Kapelus

Events Not Within Specified Period After a Change-in-control:

Termination by Us Without Cause
Severance Payable	$1,390,000	-	-	-	-
Health and Life Insurance Continuation (2)	53,050	-	-	-	-

Events Within Specified Period of a Change-in-control:

Change-in-control – Assuming no Termination
Stock Option Vesting (1)	$1,067,420	$237,894	$284,035	$187,185	$52,655

Termination Without Cause or by Voluntary Resignation
Severance Payable	$10,361,134	-	-	-	-
Health and Life Insurance Continuation (2)	53,400	-	-	-	-
Non-equity Incentive Plan Award Payable (3)	2,853,866	-	-	-	-
Tax Gross-Up (3)	-	-	-	-	-

Termination Without Cause or Resignation for Good Reason
Severance Payable	-	$1,879,167	$3,062,500	$2,047,850	$1,619,167
Non-equity Incentive Plan Award Payable (3)	-	444,073	1,522,825	537,280	259,523
Tax Gross-Up (3)	-	-	-	888,927	676,769

(1)
These amounts represent the aggregate in-the-money value of options as of July 31, 2009 which would become vested as a direct result of the termination event or change-in-control before the option’s stated vesting date.  This calculation of value does not attribute any additional value to options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change-in-control.  Market value and in-the-money value are based on the closing price of our common stock, $31.87, on July 31, 2009.

(2)
Health benefits and life insurance continuation amounts are a good faith estimate based on the current plan in which executive officer is enrolled and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment. Effective May 1, 2009, Mr. Kornberg voluntarily elected to discontinue participation in the Company’s medical insurance program and enroll in a non-Company sponsored healthcare plan, for which the Company will provide Mr. Kornberg a taxable monthly medical allowance of $1,250.

(3)
The non-equity incentive plan awards represent the amount that would have been payable without the use of the ECC’s negative discretion. The tax gross-up amounts represent good-faith estimates.  The actual amounts for any NEO will be based on the actual amounts payable upon termination of employment and in-the-money values of options upon occurrence of a change-in-control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of July 31, 2009 regarding our compensation plans and the Common Stock we may issue under the plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,065,245	$33.26	849,687	(1)

Equity compensation plans not approved by stockholders	-	-	-

Total	3,065,245	$33.26	849,687

(1)
Includes 343,298 shares available for issuance under the Comtech Telecommunications Corp. Employee Stock Purchase Plan.  That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter.  506,389 shares remained available for issuance under the 2000 Stock Incentive Plan for either stock options, stock appreciation rights (which constitute options, warrants or rights for purposes of this table), restricted stock, share units, and other full-value awards.

DIRECTOR COMPENSATION TABLE FOR FISCAL 2009

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	All Other Compensation	Total
Richard L. Goldberg	$40,000	$172,556	-	$212,556
Edwin Kantor	40,000	172,556	-	212,556
Ira Kaplan	45,000	172,556	-	217,556
Gerard R. Nocita	52,500	172,556	-	225,056
Robert G. Paul	40,000	87,444	-	127,444

(1)
Fred Kornberg, our Chairman of the Board of Directors, President and Chief Executive Officer, is not included in this table because he receives no separate compensation for his services as a Director.  His compensation is shown in the “Summary Compensation” table and related compensation tables above.

(2)
The amounts in this column reflect the amount of expense we recognized for financial statement reporting purposes for fiscal 2009, in accordance with SFAS 123(R), for non-employee directors’ stock options, without regard to estimated forfeitures of such options.  For the non-employee directors, the amount includes expense from options granted in fiscal 2007 and 2008 which remained unvested at any time in fiscal 2009, as well as the options granted during fiscal 2009.  Assumptions used in the calculation of these amounts were the same as those stock options granted to employees, as discussed in footnote (1) to the “Summary Compensation” table.  As of July 31, 2009, the non-employee directors held the following number of outstanding options:  Mr. Goldberg: 71,250; Mr. Kantor: 72,625; Mr. Kaplan: 62,500; Mr. Nocita: 66,250; and Mr. Paul: 29,500.  On August 1, 2008, each non-employee director then serving received an annual grant (relating to fiscal 2009) of options to purchase 12,500 shares of our Common Stock at $48.89 per share; each of these grants had an aggregate fair value, measured in accordance with SFAS 123(R), of $188,875.  On June 2, 2009, each non-employee director then serving received an annual grant  (relating to fiscal 2010) of options to purchase 12,500 shares of our Common Stock at $29.61 per share; each of these grants had an aggregate fair value, measured in accordance with SFAS 123(R), of $108,779.

In fiscal 2009, each of our directors who is not an employee of our Company received an annual retainer of $40,000.  In addition, the Chairman of the Audit Committee received an additional annual retainer of $12,500 and our Chairman of the Executive Compensation Committee received an additional annual retainer of $5,000.  Under our policy then in effect for equity grants under our 2000 Stock Incentive Plan, we granted to each director, who is not an employee, an option to purchase: (i) 4,500 shares of Common Stock as of the date the director begins service on the Board of Directors and (ii) 12,500 shares of Common Stock on an annual basis. The exercise price of all such options is equal to the stock’s fair market value on the date of grant.  The options expire five years after the date of grant, and become exercisable as to 25% of the underlying shares on the first and second anniversaries of the date of grant and as to the remaining 50% of the underlying shares on the third anniversary of the date of grant, subject to accelerated vesting upon death of the director or a change-in-control. See additional information under the heading “Non-Employee Director Stock Option Grants” on page 50.

For fiscal 2010, each of our directors who is not an employee of our Company will receive an annual retainer of $40,000.  Our Chairman of the Audit Committee will also receive an additional annual retainer of $12,500 and our Chairman of the Executive Compensation Committee will receive and additional annual retainer of $5,000.

On June 2, 2009, the Board of Directors approved an amendment to our 2000 Stock Incentive Plan which changed the date on which non-employee directors of the Company received their annual stock option grant from August 1 of the current fiscal year to June 2 of the prior fiscal year.  This change was made in conjunction with our change in the timing of fiscal 2010 annual equity grants to employees, which is described above under the heading “Compensation Discussion & Analysis -- Equity Award Grant Practices.” Accordingly, during fiscal 2009, grants of options to non-employee directors occurred on August 1, 2008 and on June 2, 2009.

EXECUTIVE COMPENSATION COMMITTEE REPORT

Our Executive Compensation Committee has furnished the following report.  The information contained in the “Executive Compensation Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities and Exchange Act of 1933 with management.

Based on such review and discussions, our Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for filing with the SEC.

Executive Compensation Committee

Ira Kaplan, Chairman
Edwin Kantor
Gerard R. Nocita

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, Messrs. Kaplan, Kantor and Nocita served as members of our Executive Compensation Committee.  No member of our Executive Compensation Committee is or was, during fiscal year 2009, an employee or an officer of Comtech or its subsidiaries.  No executive officer of Comtech served as a director or a member of the compensation committee of another company.

AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee reviews Comtech’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  KPMG LLP (“KPMG”), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements contained in the 2009 Annual Report on SEC Form 10-K with Comtech’s management and with KPMG.

•	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

•
The Audit Committee received from KPMG written disclosures regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG its independence from Comtech and its management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Comtech’s Annual Report on SEC Form 10-K for the year ended July 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee

Gerard R, Nocita, Chairman
Edwin Kantor
Ira Kaplan
Robert G. Paul

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease a facility in Melville, New York from a partnership controlled by our CEO.  The lease, as amended, provides for our use of the premises as they now exist for a term of ten years, through December 2011.  We have a right of first refusal in the event of a sale of the facility.  The leased facility comprises 46,000 square feet.  The annual rental under the lease (approximately $603,000 in fiscal 2009) is subject to adjustments.  In addition, we sublease 1,150 square feet of the Melville, New York facility to a company principally owned by the son of our CEO.  The sublease commenced in August 2005 and expires in December 2011.  The annual rental under the sublease of $13,560 is subject to adjustment.

Mr. McCollum’s brother, Richard McCollum, is employed by our Company as a test technician and his aggregate compensation for fiscal 2009 of $59,326 was comparable with other Comtech employees in similar positions.

As of November 2009, the son of Mr. McCollum, Jason McCollum, is employed by our Company as a software engineer and his base salary of $88,000 is comparable with other Comtech employees in similar positions.

The son of Richard L. Burt, Brian Burt, is employed by our Company as a marketing manager and his aggregate compensation for fiscal 2009 of $84,603 was comparable with other Comtech employees in similar positions.  Richard L. Burt is a Senior Vice President and President of Comtech Systems, Inc.

Richard L. Goldberg, a director, is a Partner in the law firm of Proskauer Rose LLP.  Mr. Goldberg performed no legal services in his capacity as a lawyer to the Company.  However, other lawyers who are employed by or are partners in Proskauer Rose LLP render legal services to our Company.  During fiscal 2009, we paid an aggregate of $1,908,364 in fees to that law firm and expect fees at a comparable level in fiscal 2010.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the annual meeting.  If other matters do come before the annual meeting, the persons acting pursuant to the proxy will vote on them in their discretion.

Proxies may be solicited by mail, telephone, telegram, and personally by directors, officers and other employees of Comtech.  The cost of soliciting proxies will be borne by Comtech.  A complete list of stockholders entitled to vote at the annual meeting will be available for inspection beginning November 27, 2009 at the Company’s headquarters located at 68 South Service Road, Suite 230, Melville, New York 11747.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, if any, to file with the Securities and Exchange Commission reports of ownership, and reports of changes in ownership, of our equity securities.  Such persons must furnish copies of all such reports that they file to us.  Based solely on a review of such reports and written representations of our directors and executive officers, we are not aware that any such person failed to timely file such reports.

PROPOSAL NO. 1 – ELECTION OF TWO DIRECTORS

Our Board of Directors is divided into three classes.  Members of our Board of Directors are elected for three-year terms, with the term of office of one class expiring at each Annual Meeting of Comtech’s stockholders.  Mr. Goldberg and Mr. Paul are in the class whose term of office expires in 2009, Mr. Kornberg and Mr. Kantor are in the class whose term of office expires in 2010 and Mr. Kaplan and Mr. Nocita are in the class whose term of office expires in 2011.

Information concerning the directors being nominated for re-election at the Annual Meeting, the incumbent directors whose terms of office will continue after the Annual Meeting, and our executive officers is set forth below.

Nominees for Election at the Annual Meeting

Name	Principal Occupation	Age	For Term Expiring In	Served As Director Since

Richard L. Goldberg (3)(4)	Partner, Proskauer Rose LLP, and Independent Business Advisor	73	2012	1983

Robert G. Paul (1)(3)	Private Investor	67	2012	2007

Incumbent Directors Whose Terms of Office Continue After the Annual Meeting
and Current Executive Officers

Name	Principal Occupation	Age	Term Expiring In	Served As Director Since

Fred Kornberg (4)	Chairman, Chief Executive Officer and President of Comtech	73	2010	1971

Edwin Kantor (1)(2)(4)	Investment Banker, Cantor Fitzgerald & Co.	77	2010	2001

Ira Kaplan (1)(2)(3)	Private Investor	73	2011	2002

Gerard R. Nocita (1)(2)(3)	Private Investor	73	2011	1993

Richard L. Burt	Senior Vice President; President of Comtech Systems, Inc.	68	_	_

Jerome Kapelus	Senior Vice President, Strategy and Business Development of Comtech	45	_	_

Larry Konopelko	Senior Vice President; President of Comtech PST Corp.	56	_	_

Robert L. McCollum	Senior Vice President; President of Comtech EF Data Corp.	60	_	_

Frank Otto	Senior Vice President, Operations of Comtech	60	_	_

Michael D. Porcelain	Senior Vice President and Chief Financial Officer of Comtech	40	_	_

Daniel S. Wood	Senior Vice President; President of Comtech Mobile Datacom Corporation	51	_	_

(1)	Member of Audit Committee
(2)	Member of Executive Compensation Committee
(3)	Member of Nominating and Governance Committee
(4)	Member of Executive Committee

Mr. Kornberg has been Chief Executive Officer and President of Comtech since 1976. Prior to that, he was the Executive Vice President of Comtech from 1971 to 1976 and the General Manager of the telecommunications transmission segment.

Mr. Kantor has been a director of Comtech since 2001.  He has been an Investment Banker with Cantor Fitzgerald & Co. since 2009.  Previously, he served as Chairman of BK Financial Services LLP from 2002 to 2009.  He served as Co-Chief Executive Officer of TPB Financial Services and was Co-Chairman and Co-Chief Executive Officer of HCFP/Brenner Securities from 1999 to 2001.  He was Vice Chairman of Barington Capital Group from 1993 to 1999.  Prior to joining Barington, Mr. Kantor spent 37 years in the securities industry with Drexel Burnham Lambert and its predecessor firms, where he held various positions, including serving as the firm's Vice Chairman.

Mr. Paul has been a director of Comtech since March 2007.  He serves on the boards of directors of Rogers Corporation and Kemet Corporation, and previously served on the board of directors of Andrew Corporation from 2003 to 2005.  He was the Group President, Base Station Subsystems, for Andrew Corporation from 2003 to 2004.  Mr. Paul was the President and Chief Executive Officer of Allen Telecom Inc. from 1989 to 2003.  He also served in various other capacities at Allen Telecom, which he joined in 1970, including Chief Financial Officer and President of the Antenna Specialists Division.

Mr. Goldberg has been a director of Comtech since 1983.  He has been a partner since 1990 in the law firm of Proskauer Rose LLP, which renders legal services to Comtech.  Prior to 1990, Mr. Goldberg was a partner since 1966 in the firm Botein Hays & Sklar.  Since November 2004, Mr. Goldberg has also been an independent business advisor.

Mr. Kaplan has been a director of Comtech since 2002.  He is a private investor.  Prior to his retirement in 2001, Mr. Kaplan held several executive positions at EDO Corporation for over 40 years, most recently as Executive Vice President and Chief Operating Officer from 2000 to 2001.  EDO Corporation is a supplier of military and commercial products and services.

Mr. Nocita has been a director of Comtech since 1993.  He is a private investor. He was Treasurer of the Incorporated Village of Patchogue from 1993 to 1996.  He was affiliated with Comtech from its inception in 1967 until 1993.

Mr. Kapelus has been Senior Vice President, Strategy and Business Development, since he joined Comtech in February 2006.  From 2000 until he joined the Company, Mr. Kapelus was a Managing Director in the Investment Banking Group at Bear Stearns & Company, where his clients included companies in the telecommunications equipment sector.  Prior to joining Bear Stearns & Company, Mr. Kapelus worked at firms that included Jeffries & Co. and The Bank of New York, where he provided investment banking and commercial banking services to various industries including communications service providers.

Mr. Konopelko has been Senior Vice President of Comtech since December 2006 and has been President of Comtech PST Corp. since June 2002.  He joined Comtech PST as Vice President and General Manager in July 2001.  Prior to joining Comtech PST, he was General Manager at MPD Technologies, Inc. from 1995 to 2001.

Mr. McCollum has been Senior Vice President of Comtech since 2000 and had been a Vice President since 1996.  He founded Comtech Communications Corp. in 1994 and had been its President since its formation.  In July 2000, Comtech combined Comtech Communications Corp. with Comtech EF Data Corp., and appointed Mr. McCollum President of the combined entities.

Mr. Otto has been Senior Vice President, Operations of Comtech since April 2008.  Prior to joining Comtech, Mr. Otto was employed by EDO Corporation where he served in various capacities since 1979.  His most recent position at EDO Corporation was Senior Vice President, Strategic Development which he held since March 2005.  From February 2004 through March 2005, Mr. Otto was Chief Operating Officer and from September 2002 through February 2004, Mr. Otto was Executive Vice President.

Mr. Porcelain has been Senior Vice President of Comtech and Chief Financial Officer since March 2006 and was previously Vice President of Finance and Internal Audit of Comtech from 2002 to March 2006.  Prior to joining Comtech, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies, a mobile wireless information solutions company, where he was employed from 1998 to 2002.  Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers.

Mr. Wood has been Senior Vice President of Comtech since December 2006 and President of Comtech Mobile Datacom Corporation since April 2005.  He was hired in October 2004 and served as Executive Vice President of Operations of Comtech Mobile Datacom Corporation until his promotion to President.  Previously, Mr. Wood was employed at EDO Corporation for 15 years, where he held senior management positions, including Group Director, Finance, for EDO’s Systems and Analysis Group, and Director Contracts and Finance, for EDO’s Combat Systems Division.

Our Board of Directors recommends a vote FOR the reelection of Richard L. Goldberg and Robert G. Paul to our Board of Directors.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2010 fiscal year, subject to ratification by our stockholders.  If our stockholders do not ratify such selection, it will be reconsidered by our Board of Directors.  Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests.  Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended July 31, 2008 and fees billed to or payable by us for the fiscal year ended July 31, 2009 by KPMG for professional services rendered:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees

Audit fees (1)	$1,068,000	$636,000
Audit-related fees (2)	63,000	30,000
Tax fees (3)	134,000	100,000
All other fees (4)	187,000	438,000
Total Fees	$1,452,000	$1,204,000

(1)
Audit fees consists of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements.  Audit fees include fees related to the audit of our report on internal control over financial reporting.  Our fiscal 2009 audit fees include fees relating to the audit of the opening balance sheet of Radyne Corporation which was acquired on August 1, 2008.  Our audit fees in fiscal 2008 reflect savings resulting from our Audit Committee’s decision to seek competitive proposals from other independent registered public accounting firms and their ultimate decision to retain KPMG.

(2)
Audit-related fees consists of fees for assurance and related services that are reasonably related to the audit of our annual financial statements that are not reported under Audit Fees, including statutory audits of certain foreign subsidiaries and the audit of our 401(k) plan.

(3)	Tax fees consists of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.

(4)
All other fees for fiscal 2009 includes, among other items, fees for a consent relating to the May 2009 issuance of $200.0 million of our 3.0% convertible senior notes. All other fees for fiscal 2008 consist of fees for due diligence services relating to our acquisition of Radyne Corporation.

Pre-Approval Policies

Our Audit Committee reviews each service on a case-by-case basis before approving the engagement of KPMG for all audit or permissible non-audit services.

Consideration of Non-Audit Services Provided by the Independent Registered Public Accounting Firm

Our Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independent registered public accounting firm’s independence.

Our Board of Directors recommends a vote FOR the ratification of the selection of
KPMG as our independent registered public accounting firm.

PROPOSAL NO. 3 – APPROVAL OF AMENDMENTS TO OUR 2000 STOCK INCENTIVE PLAN

Proposed Plan Amendment

At the Annual Meeting, stockholders will be asked to approve an amendment to our 2000 Stock Incentive Plan (the "2000 Plan").  Our stockholders approved the 2000 Plan and amendments at our Annual Meetings in 1999, 2006 and 2007.  The Board of Directors approved the amendment of the 2000 Plan to be voted on by stockholders at the Board  of Director’s meeting on September 22, 2009 to: (i) increase the number of shares as described below and under the caption – “Description of the 2000 Plan as Proposed to be Amended – Available Shares and Per Person Limits”; (ii) change the individual participant limits for performance unit awards as described under the caption – “Description of the 2000 Plan as Proposed to be Amended – Available Shares and Individual Participant Limits”; (iii) to extend the term of the 2000 Plan as described below; and (iv) reapprove the material terms of performance criteria under the Plan.

If our stockholders approve the amendment to the 2000 Plan, the number of shares reserved under the 2000 Plan will increase by 2,375,000 shares (approximately 8.4% of the shares of our Common Stock outstanding on October 12, 2009).  These additional shares will be available for any type of equity award under the 2000 Plan.  The amendment also will extend the life of the 2000 Plan for ten years; as currently in effect, the authority to grant further awards under the 2000 Plan expired on October 19, 2009.  In addition, the amendment modifies other provisions of the 2000 Plan to make performance units a more flexible type of award that may be used under the 2000 Plan and to maximize the tax-efficiency of some types of awards under the 2000 Plan.

The 2000 Plan helps us in a number of ways:

•	To attract, retain, motivate and reward employees and non-employee directors
•	To strengthen the mutuality of interests between our employees and directors and our stockholders
•	Providing a means for qualifying awards under tax provisions so that performance-based compensation will be fully tax deductible by Comtech.

The Board of Directors and the ECC intend to continue to use awards linked to common stock and cash-based incentive awards to provide incentives for the achievement of important operational and/or financial performance objectives and to promote our long-term success.  In particular, we believe that in a competitive environment for qualified executive, technical, sales, marketing and other personnel, our ability to make equity-based awards will continue to be a key factor in the recruitment and retention of such personnel.  Therefore, we view the 2000 Plan as vital to our overall compensation program.

Information on the total number of shares available under our 2000 Plan (our only equity compensation plan with any awards outstanding or available for grant) and unissued shares deliverable under outstanding stock options and SARs as of July 31, 2009 is presented at page 34 under the heading “Securities Authorized for Issuance Under Equity Compensation Plans.”  Based on our equity award plans in effect and outstanding awards at October 12, 2009, if stockholders approve the amendment to the 2000 Plan, the total number of shares subject to outstanding awards and available for future awards under the 2000 Plan (our only continuing equity compensation plan) would be as follows:

Shares subject to outstanding awards	3,003,820
Shares to be available for future equity awards (518,539 shares currently available and 2,375,000 proposed new shares)	2,893,539

Total shares	5,897,359

Percentage of outstanding shares*	20.9%

*
Outstanding shares (the denominator in this calculation) includes all Common Stock outstanding at October 12, 2009 and does not include issuance of unissued shares reserved for outstanding or future awards under the existing 2000 Plan share reservation and the proposed amendment to the 2000 Plan or shares that may be issued upon conversion of our $200.0 million 3.0% Convertible Senior Notes.

As of October 12, 2009, the weighted average exercise price and weighted average remaining contractual term of all outstanding awards was $33.50 and 3.04 years, respectively.  There were no full-value awards outstanding at October 12, 2009.

Reapproval of the Material Terms of Performance Criteria

As described in more detail below under the caption Reasons for Stockholder Approval, we are seeking stockholder reapproval of the materials terms of performance criteria to which grants of plan awards may be subject, to enable the ECC to structure certain awards under the 2000 Plan so that compensation paid in respect of such awards will qualify as "qualified performance based compensation" within the meaning of 162(m) of the Internal Revenue Code and the Treasury Regulations thereunder.

Overview of 2000 Plan Awards

The 2000 Plan authorizes a broad range of awards, including:

•	stock options;
•	stock appreciation rights ("SARs");
•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;
•	performance units;
•	other stock-based awards, which may include share units and deferred shares;
•	performance shares or other stock-based performance awards; these are in effect deferred stock or restricted stock awards that may be earned by achieving specific performance objectives; and
•	cash incentive awards earnable by achievement of specific performance objectives.

Vote Required for Approval

Approval of the amendment of the 2000 Plan and the reapproval of the material terms of the performance criteria under the 2000 Plan will require the affirmative vote of a majority of the shares voted on the proposal at the Meeting in person or by Proxy.

Reasons for Stockholder Approval

We seek approval of the amendment of the 2000 Plan by stockholders in order to meet requirements of the Nasdaq Global Marketplace and to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers.  In addition, the Board of Directors regards such stockholder approval to be consistent with corporate governance best practices.

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three most highly compensated executive officers serving on the last day of the fiscal year (other than our CFO) (these are referred to as the "named executive officers").  “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.  We are seeking reapproval of general business criteria upon which performance objectives for performance-based awards are based, described below under the headings — "Description of the 2000 Plan as Proposed To Be Amended – Performance Goals."  Stockholder reapproval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m).  Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options (“ISOs”) under the Internal Revenue Code.  Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing

The 2000 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the 2000 Plan in a transaction that constitutes a "repricing."  The transactions that would require stockholder approval include amending an outstanding option or SAR to reduce its exercise price, substituting a new option or SAR at a lower exercise price or base price for a surrendered option or SAR, issuing any other type of award or paying cash in exchange for the surrender of an option or SAR at a time that its exercise or base price exceeds the current market price of common stock or if the new award or cash has a value in excess of the then in-the-money value of the surrendered option or SAR.  Adjustments to the exercise price or number of shares subject to an option or SAR and similar adjustments to all types of awards, to reflect the effects of a stock split or other extraordinary corporate transaction, will not require separate stockholder approval, however.

Description of the 2000 Plan as Proposed To Be Amended

The following is a description of the 2000 Stock Incentive Plan, as proposed to be amended. As a summary, it is qualified in its entirety by reference to the 2000 Plan.  A copy of the 2000 Plan, restated to include the proposed amending language, is attached hereto as Exhibit B.

Administration

The 2000 Plan is administered and interpreted by a committee or subcommittee of the Board of Directors appointed from time to time by the Board of Directors (the “Committee”), consisting of two or more non-employee directors, each of whom is intended to be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and an outside director as defined under Code Section 162(m). Currently, our ECC serves as the Committee for the 2000 Plan.  With respect to stock option grants to non-employee directors, the 2000 Plan is administered by our Board of Directors and all references to the Committee are deemed to refer to our Board of Directors for this purpose.

Subject to the terms and limitations set forth in the 2000 Plan, the Committee has the full authority to administer and interpret the 2000 Plan, to grant discretionary awards under the 2000 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2000 Plan and 2000 Plan awards as the Committee, in its sole discretion, deems necessary or desirable.

The terms and conditions of individual awards are set forth in written agreements which are consistent with the terms of the 2000 Plan. Approval of the amendment would authorize grants of equity awards under the 2000 Plan to be made until October 19, 2019 (such authorization expired on October 19, 2009.) Awards granted prior to the expiration of the 2000 Plan may extend beyond the applicable expiration date. Grants of cash incentive awards and other performance-based awards are authorized until the Annual Meeting of Stockholders in the fifth year following the year in which stockholders have most recently re-approved the performance criteria for such awards.

Eligibility and Types of Awards

All employees and consultants of Comtech and its affiliates (1,607 employees and consultants as of July 31, 2009) including prospective employees and consultants, are eligible to be granted under the 2000 Plan nonqualified stock options, SARs, restricted stock, performance shares, performance units, cash-based incentive awards and other stock-based awards and awards providing benefits similar to those listed above which are designed to meet the requirements of non-U.S. jurisdictions.

In addition, employees of Comtech and its affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted ISOs under the 2000 Plan. Non-employee directors of Comtech are eligible to receive nondiscretionary grants of nonqualified stock options.

Available Shares and Per-Person Limits

As stated above, the proposed amendment would increase the number of shares of Common Stock reserved and available under the 2000 Plan. As amended, the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2000 Plan or with respect to which awards may be granted may not exceed 8,962,500 shares of Common Stock.  The effect of the amendment is to increase the current number of shares available by 2,375,000; the aggregate number of shares specified in the 2000 Plan includes shares already issued under awards granted since the inception of the Plan.  If an award expires unexercised or is forfeited, terminated or canceled for any reason, or repurchased by us (this includes a settlement in cash), the number of shares counted against the share limit in respect of the award but not delivered will again be available for awards under the 2000 Plan.  Shares that are withheld by us from an award to pay the exercise price or tax withholding, or separately delivered to us by a participant to pay the exercise price or tax withholding, also will be available for future awards.

The maximum number of shares of Common Stock with respect to which any option, SAR or award of performance units (not treated as a cash incentive award) or performance shares or award of restricted stock for which the grant of such award or lapse of the relevant restriction period is subject to attainment of pre-established performance goals (in accordance with Code Section 162 (m)) which may be granted under the 2000 Plan during any fiscal year to any individual is 225,000 shares per type of award, provided that the maximum number of shares of Common Stock for all types of awards does not exceed 225,000 during any fiscal year (the “162(m) Per-Person Share Limit”).  To the extent that shares of Common Stock for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in a fiscal year, the number of shares of Common Stock available for awards to such individual will automatically increase in subsequent fiscal years until used.

For awards denominated in cash, including cash incentive awards, the 2000 Plan contains an annual per person limit, as required for compliance with Code Section 162(m). A participant may potentially earn cash incentive awards up to his or her “annual limit” in any fiscal year. The annual limit for each individual is $4.0 million plus the amount of the participant’s unused annual limit as of the close of the previous fiscal year. A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Committee, even if the actual amount earned is less than the maximum.

Under the current terms of the 2000 Plan, performance units, even if payable in cash, are subject to a separate $100,000 annual limit. The proposed amendment would eliminate this limit, providing instead that performance units payable solely in cash will be subject to the limit on cash incentive awards (together with any cash incentives granted) and performance units denominated in cash but payable in either cash or shares will be subject to the limit on share awards unless, in connection with the grant, the Committee specifies that the limit to be applied to the award will be the cash incentive award limit, even if the award is potentially settleable in share units.

The aggregate number of shares of Common Stock available under the 2000 Plan, the maximum number of shares that may be granted (including annual per-person limits on share grants), the number of shares underlying option grants and to which other awards relate, exercise prices, performance conditions tied to share price, and other award terms are subject to appropriate adjustment by the Committee in the event of changes in our capital structure or business by reason of certain corporate transactions or events, including stock splits, spin-offs, extraordinary dividends, and other equity restructurings.

On October 12, 2009, the closing price of our Common Stock in the NASDAQ Stock Market LLC exchange was $31.93 per share.

Awards Under the 2000 Plan

Stock Options.  The Committee may grant nonqualified stock options and ISOs to purchase shares of Common Stock. The Committee determines the number of shares of Common Stock subject to each option, the term of each option (up to ten years), the exercise price, the vesting schedule (if any), and the other material terms of each option. No ISO or nonqualified stock option which is intended to be performance based for purposes of Code Section 162(m) may have an exercise price less than the fair market value of the Common Stock at the time of grant. Any option with an exercise price that is less than the fair market value of the Common Stock at the time of grant is intended to be structured to comply with Code Section 409A (relating to deferred compensation).

Options are exercisable at such times and subject to such terms and conditions as determined by the Committee at grant, and the exercisability of such options may be accelerated by the Committee in its sole discretion (except as limited under Section 409A). Payment of an option’s exercise price may be made: (i) in cash or by check, bank draft or money order, (ii) to the extent allowable by law, through a broker-assisted “cashless exercise” procedure, or (iii) on such other terms and conditions as may be acceptable to the Committee, which may include net exercises in which option shares are withheld to satisfy the exercise price.

Stock Appreciation Rights.  The Committee may grant SARs either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SARs”). An SAR is a right to receive a payment either in cash or common stock, as the Committee may determine, equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR is the exercise price per share of the related option in the case of a Tandem SAR and is the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

Restricted Stock.  The Committee may award “restricted” shares of Common Stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at grant that the payment of dividends, if any, shall be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with us which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse.

Cash Incentive Awards, Performance Units and Performance Shares.  The Committee may grant performance shares entitling recipients to receive a fixed number of shares of Common Stock or the cash equivalent thereof, as determined by the Committee in its sole discretion, upon the attainment of performance goals established by the Committee during a performance period specified by the Committee. The Committee may grant performance units or cash incentive awards entitling recipients to receive a value payable in cash or, in the case of performance units, a cash amount that will be converted to shares of Common Stock at a specified date, to be settled at that date in shares or at a later date in cash or shares as determined by the Committee.  Cash incentive awards and performance units will be earned only by the attainment of performance goals established by the Committee for a specified performance cycle. The Committee may subject such grants of cash incentive awards, performance units and performance shares to vesting and forfeiture conditions as it deems appropriate.

Other Stock-Based Awards.  The Committee may grant awards of Common Stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock and may be granted either alone or in addition to or in tandem with stock options, stock appreciation rights, restricted stock, performance shares or performance units. Other stock-based awards may include awards in the nature of share units, each representing a right to receive a share of stock at a future date upon satisfaction of vesting and other conditions as may be specified by the Committee.  Other stock-based awards can also include deferred shares that are granted in lieu of cash incentive awards.

The Committee also determines the purchase price to be paid, if any, by a recipient to purchase other stock-based awards (including, without limitation, shares of Common Stock). The purchase of shares of Common Stock or other stock-based awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase will be made pursuant to a deferred compensation program established by the Committee, which will be deemed to be part of the 2000 Plan.

Performance Goals

If the grant of an award, the lapse of a relevant restriction, or the earning or vesting of an award or right to exercise an award, including cash incentive awards, is to be based on the attainment of objective performance goals, the Committee shall establish the performance goals, formulae or standards and the amount of the award to become earned or vested applicable to each recipient while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Code Section 162(m) requires that performance awards be based upon objective performance measures.

Such performance goals will be based on one or more of the following criteria (“Performance Criteria”): (i) revenues; (ii) income before income taxes and specified extraordinary items, net income, income before income tax and stock based compensation expense, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (iii) operational cash flow; (iv) level of, reduction of, or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value added targets; (ix) fair market value of the shares of Common Stock; and (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends.  Such performance goals may be based upon the attainment of specified levels of Comtech’s (or a subsidiary, division or other operational unit of Comtech) performance under one or more of these measures, as a pre-specified level of achievement, a level of achievement relative to prior performance, or a level of performance relative to the performance of other corporations.  To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based; (ii) retain discretion to consider other types of performance or other circumstances, as an exercise of “negative discretion,” so long as one or more of the objective Performance Criteria has been achieved, and (iii) adjust or modify the Performance Criteria, including by specifying that particular items of income or expense will be included or excluded from the Performance Criteria.  Our cash annual incentive awards to named executive officers are granted under the 2000 Plan.  The terms of these types of awards are discussed in greater detail in the "Compensation Discussion and Analysis."

Change-in-control

Unless determined otherwise by the Committee at the time of grant, and except to the extent provided in the applicable award agreement, the recipient’s employment agreement or other agreement approved by the Committee, accelerated vesting or lapsing of restrictions of equity awards will occur upon a change-in-control of Comtech (as defined in the 2000 Plan), except that stock options may instead be assumed or substituted by the acquirer as provided in the 2000 Plan. Upon a change-in-control of Comtech, options granted to non-employee directors would be subject to the rules described below.

Non-Employee Director Stock Option Grants

The 2000 Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board of Directors or the stockholders, as follows: (i) options to purchase 4,500 shares of Common Stock are to be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board of Directors; and (ii) options to purchase 12,500 shares of Common Stock are to be granted to each non-employee director as of each June 2, provided that the non-employee director has served as a director for at least 6 months. If a non-employee director has served less that 6 months as of June 2, he or she will be entitled to a pro-rated option grant based upon the actual number of months served.  The exercise price per share of such options is the fair market value of the Common Stock at the time of grant. The term of each such option is five years. Options granted to non-employee directors are to vest and become exercisable at the rate of 25% effective on the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date, provided that the option may be vested only during the continuance of his or her service as a director of Comtech. All options granted to non-employee directors and not previously exercisable will become fully exercisable upon death and immediately upon a change-in-control of Comtech (as defined in the 2000 Plan).

Amendment and Termination

The Board of Directors or Committee may at any time amend any or all of the provisions of the 2000 Plan, or suspend or terminate it entirely, retroactively or otherwise. However, no amendment may be made without the approval of the Company’s stockholders in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code, which would: (i) increase the aggregate number of shares of Common Stock that may be issued; (ii) increase the 162(m) Per-Person Share Limit; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) materially alter the Performance Criteria; or (vii) require stockholder approval in order for the 2000 Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code.

Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2000 Plan, such as increases in the level of annual grants of options to non-employee directors, or broaden eligibility. However, stockholder approval is required for re-pricing transactions, as discussed above.

Vesting, Forfeitures, and Acceleration. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.  Deferral periods and any acceleration of the settlement of an award that constitutes a deferral of compensation under Code Section 409A are subject to the limitations under Section 409A.

Other Terms of Awards. Certain awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our Company’s obligations under the 2000 Plan. The Committee may condition distributions under awards on the payment of taxes such as by withholding a portion of the stock or other property to be distributed (or receipt of previously acquired stock or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except the Committee may permit transfers for estate-planning purposes, except that transfers for value are not permitted.

Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise of a stock option), except to the extent required by law.

Our Company may grant cash or equity awards apart from the 2000 Plan, subject to any applicable regulatory restrictions. Thus, the 2000 Plan is not the exclusive means by which cash and equity awards may be granted. The 2000 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it a qualified plan under Section 401(a) of the Code.

Certain Federal Income Tax Consequences Relating to the 2000 Plan

Our Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2000 Plan taxable under U.S. income tax laws.

Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or Comtech. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Participant’s tax basis in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

Comtech normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares. We intend that awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms that meet applicable requirements under Code Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award in the nature of share units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and our Company normally will be entitled to claim a tax deduction at that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, Comtech can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below.

A participant may elect to be taxed at the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant later forfeits such shares or property he or she would not be entitled to any income tax deduction, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (not excluded or exempted under applicable regulations) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant. Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or SAR over an extended period. If the distribution and other award terms meet Section 409A’s requirements, the participant would realize ordinary income at the time of distribution, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. Our Company would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1.0 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2000 Plan, (i) options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, (ii) incentive and performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and (iii) certain other awards that are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to qualify, however, so there can be no assurance that such compensation under the 2000 Plan will be fully deductible under all circumstances. In addition, other awards under the 2000 Plan, such as non-performance-based restricted stock and share units, generally will not qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1.0 million in a given year, may not be deductible by Comtech as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change-in-control or termination following a change-in-control also may be non-deductible under Code Section 280G. See “Potential Termination and Change-in-control Payments.”

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2000 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2000 Plan

Because future awards under the 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.  Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing 2000 Plan is presented in the “Summary Compensation” table and these related tables: “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” and “Options Exercised and Stock Vested,” elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended July 31, 2009, in the Annual Report which accompanies this Proxy Statement.

If stockholders decline to approve the amendment, including the reapproval of the business criteria used in setting performance goals for performance awards under the 2000 Plan, we will not implement the amendment, but the 2000 Plan as previously approved by stockholders will remain in effect.  In such case, we would be unable to grant further equity awards under the 2000 Plan, but the authorization to grant new cash incentive awards would continue until the 2011 Annual Meeting of Stockholders, which is five years after stockholders previously re-approved the performance criteria under Code Section 162(m).

The Board of Directors considers approval of the amendment to the 2000 Plan and reapproval of the material terms of the performance criteria under the 2000 Plan to be in the best interests of Comtech and therefore recommends that stockholders vote FOR approval of this proposal at the Annual Meeting.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the annual meeting, and, so far as known to our Board of Directors, no matters are to be brought before the annual meeting, except as specified in the Notice of Annual Meeting.  As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2010 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of Comtech not later than July 12, 2010. It is suggested that any such proposals be submitted by certified mail, return receipt requested.  Under our Bylaws, a stockholder nomination for election  to our Board of Directors may not be made at the 2010 Annual Meeting unless notice (including all information that would be required in connection with such nomination under the Securities and Exchange Commission’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board of Directors named therein to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially by the person proposing to make such nomination is delivered in person or mailed to Comtech and received by us not earlier than August 11, 2010 or later than September 10, 2010; provided, however, that if the 2010 Annual Meeting is not held within 30 days before or after the anniversary date of the 2009 Annual Meeting, such notice must be received not more than 90 days prior to the 2010 Annual Meeting or less than 60 days prior to the 2010 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by our Board of Directors for the 2009 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before September 25, 2010, unless the 2010 Annual Meeting is not held within 30 days before or after the anniversary date of the 2009 Annual Meeting.

HOUSEHOLDING

We have previously adopted a procedure approved by the SEC called “householding.”  Under this procedure, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report address to those stockholders.  This procedure reduces our printing costs and postage fees.  Once a stockholder has received a householding notice from its broker, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker.  Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report, they may send their request to Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.

By Order of the Board of Directors,

Patrick O’Gara
Secretary

Date:  November 9, 2009

Exhibit A

Charter of the Audit Committee of the Board of Directors

I.           Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”) to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are:

1. Monitor the integrity of the Company’s financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

2. Monitor the independence and performance of the Company’s independent registered public accounting firms.

3. Provide an avenue of communication between the Board of Directors and the independent registered public accounting firms.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firms as well as anyone in the Company. The Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.          Committee Composition and Meetings

Committee members shall meet the requirements of the NASDAQ Stock Market Inc. The Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an "independent director" as defined by NASDAQ and in the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder, and free from any relationship that would interfere with the exercise of his or her independent judgment. Additionally, no member of the Committee shall be an "affiliated person" within the meaning of that term under Section 301 of the Sarbanes-Oxley Act of 2002, and no member of the Committee may receive any payment from the Company other than payment for Board of Directors or Committee service. All members of the Committee shall have at least a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have financial sophistication as that term is used by NASDAQ and shall be “an audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

Committee members shall be appointed by the Board of Directors. If the Committee Chair is not present at any meeting of the Committee, the members of the Committee that are present may designate a chair by majority vote.

The Committee shall meet at least quarterly, or as often as circumstances dictate. The Committee shall meet privately in executive session at least annually with management, the independent registered public accounting firms and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

III.         Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for consideration and have the document published, as an appendix to the Company’s Proxy Statement, at least once every three years in accordance with regulations of the SEC.

2.
Review the Company’s periodic and annual financial statements prior to filing or distribution. Review should include discussion with management and the independent registered public accounting firms of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management and the independent registered public accounting firms, at least annually, consider the adequacy and integrity of the Company’s financial reporting processes and controls. Discuss significant risks or exposures and the steps management has taken to monitor, control and report on such exposures. Review significant findings prepared by the independent registered public accounting firms together with management’s responses.

Independent Registered Public Accounting Firms

4.
Assume direct responsibility for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firms engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent registered public accounting firms must report directly to the Committee.

5.	Review the performance of the independent registered public accounting firms and assume sole authority to approve any discharge of auditors when circumstances warrant.

6.
Approve, in advance, all permissible auditing and non-auditing services provided by the independent registered public accounting firms and the fees and other significant compensation to be paid to the independent registered public accounting firms.

7.
Confirm and assure the independence of the independent registered public accounting firms, and in furtherance of such responsibility, on an annual basis, the Committee should review and discuss with the independent registered public accounting firms all significant relationships they have with the Company that could impair the auditors’ independence.

8.
At least annually, obtain and review a report by the independent registered public accounting firms addressing: (i) the audit firm’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

9.	Review the independent registered public accounting firms’ audit plan and discuss scope, staffing, locations, reliance upon management and general audit approach.

10.
Prior to releasing the audited year-end earnings, discuss the results of the audit with the independent registered public accounting firms. Discuss matters required to be communicated to audit committees in accordance with applicable rules and regulations governing such firms, for example, Statement on Auditing Standards No. 61, as amended ("SAS No. 61").

11.
Discuss with the independent registered public accounting firms their observations relative to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.
Prior to filing, discuss the quarterly reviewed and annual audited financial statements, including the assessment of the integrity of such financial statements, with management and the independent registered public accounting firms, including the Company’s disclosures in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each Form 10-Q and 10-K to be filed with the SEC. As applicable, assure that the auditor’s reasoning is described and documented in determining the appropriateness of significant changes in accounting principles and disclosure practices.

13.
Conduct open and frank discussions with management and the independent registered public accounting firms regarding the auditors’ evaluation about the quality of the Company’s accounting principles and critical estimates in its financial statements. This dialogue will include discussion of the consistency, clarity and completeness of the financial statements and related disclosures. The discussion will also include items that may impact the representational faithfulness, verifiability, and neutrality of the information shown in the financial statements such as changes in accounting policies, estimates, judgments, uncertainties, and unusual transactions (for example, items typically communicated to the Committee by the independent registered public accounting firms in accordance with SAS No. 61).

14.
Review reports from the independent registered public accounting firms concerning critical accounting policies, all alternative treatments of financial information under generally accepted accounting principles ("GAAP") that were discussed with management and other material written communications between the auditors and management.

15.	Review with the independent registered public accounting firms any audit problems or difficulties and management’s response.

Review and Assessment of Internal Controls

16.	Discuss with management policies and programs with respect to risk management and risk assessment.

17.          Review management's annual Internal Control Report which:
(i)	acknowledges management's responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and
(ii)	contains an assessment, as of the end of the most recent fiscal year, of the effectiveness of the Company’s internal control structure and procedures for financial reporting.

18.
Develop, review and oversee procedures for the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

19.          Consider and review with the independent registered public accounting firms:
(i)	the adequacy of the Company’s and its subsidiaries internal controls, including computerized information system controls and security; and
(ii)	related findings and recommendations of the independent registered public accounting firms together with management’s responses.

20.
In order to enable the Company’s CEO and CFO to provide required SEC certifications, before each filing of the Company’s reports on Forms 10-Q and 10-K, the Committee will discuss with the CEO and CFO (i) significant deficiencies and or material weaknesses in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to gather and report financial data and (ii) any fraud or allegations of fraud involving management or employees who have significant roles in the Company’s internal controls.

21.	Perform an annual assessment of the Committee’s performance.

22.          Prepare a report for the Company’s annual proxy statement that states:
(i)	whether the Committee has reviewed and discussed the financial statements with management;
(ii)	whether the Committee has discussed matters with the independent registered public accounting firms, for example, as required by SAS No. 61;
(iii)
whether the Committee has reviewed the disclosures and letter from the independent registered public accounting firms required by Independence Standards Board Standard No. 1, and has discussed the audit firm’s independence with the auditor; and

(iv)	based on the review of (i)-(iii) above, whether the Committee recommended to the Board of Directors that the financial statements be included in the Form 10-K.

Legal Compliance

23.
On at least an annual basis, review with the Company’s Compliance Officer and outside counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Committee Responsibilities

24.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

25.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

26.	As necessary, engage and determine funding for independent counsel and other advisors.

Exhibit B

THE COMTECH TELECOMMUNICATIONS CORP.

2000 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

EFFECTIVE OCTOBER 18, 2009

(Incorporating Amendments Effective on or Before November 9, 2009)

TABLE OF CONTENTS
For purposes of this Exhibit only, the page numbers below are preceded by “B-”

2.41 “Rule 16b-3”	9
2.42 “Section 162(m) of the Code”	9
2.43 “Section 409A of the Code”	9
2.44 “Securities Act”	9
2.45 “Stock Appreciation Right” or "SAR"	9
2.46 “Stock Option” or "Option"	9
2.47 “Subsidiary”	9

2.48 “Tandem Stock Appreciation Right”	9
2.49 “Ten Percent Stockholder”	9
2.50 “Termination of Consultancy”	9
2.51 “Termination of Directorship”	10
2.52 “Termination of Employment”	10
2.53 “Transfer”	10

ARTICLE III ADMINISTRATION	10
3.1 The Committee	10
3.2 Grants of Awards	10
3.3 Guidelines	11
3.4 Decisions Final	11
3.5 Reliance on Counsel	11
3.6 Procedures	11
3.7 Designation of Consultants/Liability	12

ARTICLE IV SHARE AND OTHER LIMITATIONS	12
4.1 Shares	12
4.2 Changes	14
4.3 Minimum Purchase Price	15
4.4 Assumption of Awards	15

ARTICLE V ELIGIBILITY	15
5.1 General Eligibility	15
5.2 Incentive Stock Options	15
5.3 Non-Employee Directors	15

ARTICLE VI STOCK OPTIONS	15
6.1 Stock Options	15
6.2 Grants	15
6.3 Terms of Stock Options	15

ARTICLE VII STOCK APPRECIATION RIGHTS	17
7.1 Tandem Stock Appreciation Rights	17
7.2 Terms and Conditions of Tandem Stock Appreciation Rights	17
7.3 Non-Tandem Stock Appreciation Rights	18
7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights	18
7.5 Limited Stock Appreciation Rights	19

ARTICLE VIII RESTRICTED STOCK	20
8.1 Awards of Restricted Stock	20
8.2 Awards and Certificates	20
8.3 Restrictions and Conditions on Restricted Stock Awards	20

ARTICLE IX PERFORMANCE SHARES	21
9.1 Award of Performance Shares	21
9.2 Terms and Conditions	22

ARTICLE X CASH INCENTIVE AWARDS AND PERFORMANCE UNITS	23
10.1 Cash Incentive Awards	23
10.2 Awards of Performance Units	23
10.3 Terms and Conditions	23

ARTICLE XI OTHER STOCK-BASED AWARDS	25
11.1 Other Awards	25
11.2 Terms and Conditions	25

ARTICLE XII NON-TRANSFERABILITY AND TERMINATION OF EMPLOYMENT/CONSULTANCY	26
12.1 Non-Transferability	26
12.2 Termination of Employment or Termination of Consultancy	26

ARTICLE XIII NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS	27
13.1 Stock Options	27

13.2 Grants	27
13.3 Non-Qualified Stock Options	28
13.4 Terms of Stock Options	28
13.5 Termination of Directorship	28
13.6 Acceleration of Exercisability	29
13.7 Changes	29

ARTICLE XIV CHANGE IN CONTROL PROVISIONS	29
14.1 Benefits	29
14.2 Change in Control	30

ARTICLE XV TERMINATION OR AMENDMENT OF PLAN	31

ARTICLE XVI UNFUNDED PLAN	32
16.1 Unfunded Status of Plan	32

ARTICLE XVII GENERAL PROVISIONS	32
17.1 Legend	32
17.2 Other Plans	32
17.3 Right to Employment/Consultancy	32
17.4 Withholding of Taxes	32
17.5 Listing and Other Conditions.	32
17.6 Governing Law	33
17.7 Construction	33
17.8 Other Benefits	33
17.9 Costs	33
17.10 No Right to Same Benefits	33
17.11 Death/Disability	33
17.12 Section 16(b) of the Exchange Act	33
17.13 Section 409A of the Code	33
17.14 Severability of Provisions	34
17.15 Headings and Captions	34

ARTICLE XVIII EFFECTIVE DATE OF PLAN	34

ARTICLE XIX TERM OF PLAN	34

THE COMTECH TELECOMMUNICATIONS CORP.

2000 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

EFFECTIVE OCTOBER 18, 2009

ARTICLE I

PURPOSE

The purpose of The Comtech Telecommunications Corp. 2000 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company: (i) to offer employees of, and Consultants to, the Company and its Affiliates stock-based incentives and other equity interests in the Company and cash-based incentive Awards, thereby creating a means to attract, retain, motivate and reward such individuals and, through awards with a value based on the value of Company stock, to strengthen the mutuality of interests between such individuals and the Company's stockholders; and (ii) to make equity based awards to Non-Employee Directors, thereby creating a means to attract, retain and reward such Non-Employee Directors and strengthen the mutuality of interests between Non-Employee Directors and the Company's stockholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:
2.1 "Acquisition Event" has the meaning set forth in Section 4.2(d).

2.2 "Affiliate" means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

2.3 "Award" means any award under this Plan of any:   (i) Stock Option; (ii) Stock Appreciation Right; (iii) Restricted Stock; (iv) Performance Share; (v) Performance Unit; (vi) Other Stock-Based Award; (vii) other award providing benefits similar to (i) through (vi) designed to meet the requirements of a Foreign Jurisdiction; or (viii) cash incentive Award awarded under Section 10.1.  An Award other than a cash incentive Award is referred to as an “Equity Award.”

2.4 "Board" means the Board of Directors of the Company.

2.5 "Cause" means, with respect to a Participant's Termination of Employment or Termination of Consultancy:  (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the

Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's commission of a fraud or a felony in connection with his or her duties as an employee of the Company or an Affiliate, willful misconduct or any act of disloyalty, dishonesty, fraud, breach of trust or confidentiality as to the Company or an Affiliate or any other act which is intended to cause or may reasonably be expected to cause economic or reputational injury to the Company or an Affiliate; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant's Termination of Directorship, "cause" shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 "Change in Control" has the meaning set forth in Article XIII or Article XIV, as applicable.

2.7 "Code" means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision.

2.8 "Committee" means:  (a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more Non-Employee Directors, each of whom is intended to be, to the extent required by Rule 16b-3, a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an "outside director" as defined under Section 162(m) of the Code; provided, however, that if and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall  be deemed to be references to the Board; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board.

2.9 "Common Stock" means the common stock, $.10 par value per share, of the Company.

2.10 "Company" means Comtech Telecommunications Corp., a Delaware corporation, and its successors by operation of law.

2.11 "Consultant" means any advisor or consultant to the Company or its Affiliates.

2.12 "Detrimental Activity" means  (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company's or its Affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates, acquired by a Participant prior to the Participant's Termination;  (b) activity while employed that results, or if known could result, in the Participant's Termination that is classified by the Company as a Termination for Cause;  (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;  (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates without, in all cases, written authorization from the Company;  (e) the Participant's Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products;  (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or non-competition or non-solicitation agreement).  Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant's Termination.   For purposes of subsections (a), (c), (d) and (f) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.13 "Disparagement" means making comments or statements to the press, the Company's or its Affiliates' employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which would adversely affect in any manner:  the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects), or the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.14 "Disability" means, with respect to an Eligible Employee, Consultant or Non-Employee Director, a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability, as defined in Section 22(e)(3) of the Code, shall be treated as a Disability.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.15 "Effective Date" means the effective date of this Plan as defined in Article XVIII.

2.16 "Eligible Employee" means each employee of the Company or an Affiliate.

2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.18 "Family Member" shall mean "family member" as defined in Section A1(a)(5) of the general instructions of Form S-8.

2.19 "Fair Market Value" means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price for the Common Stock or the average of trading prices for Common Stock on the applicable date, as specified by the Committee:  (i) as reported on the principal national securities exchange on which it is then traded or The Nasdaq Stock Market LLC or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market LLC as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.  If the Common Stock is not readily tradable on a national securities exchange, The Nasdaq Stock Market LLC or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee.  Notwithstanding anything herein to the contrary, "Fair Market Value" means the price for Common Stock set by the Committee in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Committee.  For purposes of the grant of any Stock Option or Stock Appreciation Right, the applicable date shall be the date of grant of the Stock Option or Stock Appreciation Right (which must be at or after the date on which such grant is duly authorized) or, if so specified by the Committee, the latest trading date for which the last sales price or average trading price is available at the time of grant, provided that for purposes of the exercise of any Stock Option or Stock Appreciation Right, the applicable date shall be the date a notice of exercise is received by the Secretary of the Company or, if not a day on which the applicable market is open, the next day that it is open.  For purposes of the conversion of a Performance Unit to shares of Common

Stock for reference purposes, the applicable date shall be the date determined by the Committee in accordance with Section 10.2.

2.20 "Foreign Jurisdiction" means any jurisdiction outside of the United States including, without limitation, countries, states, provinces and localities.

2.21 "Incentive Stock Option" means any Stock Option awarded to an Eligible Employee under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

2.22 "Limited Stock Appreciation Right" means an Award of a limited Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right made pursuant to Section 7.5 of this Plan.

2.23 "Non-Employee Director" means a director of the Company who is not an active employee of the Company or an Affiliate and who is not an officer, director or employee of the Company or any Affiliate.

2.24 "Non-Qualified Stock Option" means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.25 "Non-Tandem Stock Appreciation Right" means a Stock Appreciation Right entitling a Participant to receive an amount in cash or Common Stock (as determined by the Committee in its sole discretion) equal to the excess of:  (i) the Fair Market Value of a share of Common Stock as of the date such right is exercised, over (ii) the aggregate exercise price of such right.

2.26 "Other Stock-Based Award" means an Award of Common Stock and other Awards made pursuant to Article XI that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to performance of an Affiliate.

2.27 "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 "Participant" means any Eligible Employee or Consultant to whom an Award has been made under this Plan and each Non-Employee Director of the Company; provided, however, that a Non-Employee Director shall be a Participant for purposes of the Plan solely with respect to awards of Stock Options pursuant to Article XIII.

2.29 "Performance Criteria" has the meaning set forth in Exhibit A.

2.30 "Performance Cycle" has the meaning set forth in Section 10.1.

2.31 "Performance Goal" means the objective performance goals established by the Committee in accordance with Section 162(m) of the Code and based on one or more Performance Criteria.

2.32 "Performance Period" has the meaning set forth in Section 9.1.

2.33 "Performance Share" means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or, as determined by the Committee in its sole discretion, cash of an equivalent value at the end of the Performance Period or thereafter.

2.34 "Performance Unit" means an Award made pursuant to Article X of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock (or a combination of both) as determined by the Committee in its sole discretion, at the end of a specified Performance Unit Cycle or thereafter.

2.35 "Performance Unit Cycle" has the meaning set forth in Section 10.2.

2.36 "Plan" means The Comtech Telecommunications Corp. 2000 Stock Incentive Plan.

2.37 "Reference Stock Option" has the meaning set forth in Section 7.1.

2.38 "Restricted Stock" means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.

2.39 "Restriction Period" has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.40 "Retirement" means a Termination of Employment or Termination of Consultancy other than a termination for Cause or due to death or Disability by a Participant at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant.  With respect to a Participant's Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected at or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.

2.41 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.42 "Section 162(m) of the Code" means Section 162(m) of the Code and any Treasury regulations thereunder.

2.43 "Section 409A of the Code" means Section 409A of the Code and any Treasury regulations thereunder.

2.44 "Securities Act" means the Securities Act of 1933, as amended.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.45 "Stock Appreciation Right" or "SAR" means the right pursuant to an Award granted under Article VII.

2.46 "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Eligible Employees or Consultants under Article VI or to Non-Employee Directors under Article XIII.

2.47 "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.48 "Tandem Stock Appreciation Right" means a Stock Appreciation Right entitling the holder to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or Common Stock (as determined by the Committee in its sole discretion) equal to the excess of:  (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.49 "Ten Percent Stockholder" means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.50 "Termination of Consultancy" means, with respect to a Consultant, that the Consultant is no longer acting as a consultant to the Company or an Affiliate.  In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee upon the termination of his consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant or an Eligible Employee.

2.51 "Termination of Directorship" means, with respect to a Non-Employee Director, that the Non-Employee Director has ceased to be a director of the Company.

2.52 "Termination of Employment" means:  (i) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate.  In the event that an Eligible Employee becomes a Consultant upon the termination of his employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Consultant.

2.53 "Transfer" means anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer and “Transferred” has a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee.  The Plan shall be administered and interpreted by the Committee.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2 Grants of Awards.  The Committee shall have full authority to grant to Eligible Employees and Consultants, pursuant to the terms of this Plan:  (i) Stock Options; (ii) Tandem Stock Appreciation Rights and Non-Tandem Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Shares; (v) Performance Units; (vi) Other Stock-Based Awards; (vii) other awards providing benefits similar to (i) through (vi) designed to meet the requirements of Foreign Jurisdictions; and (viii) cash incentive Awards under Section 10.1.  All Equity Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.  In particular, the Committee shall have the authority:

(a) to select the Eligible Employees and Consultants to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, including any combination of two or more Awards, are to be granted hereunder to one or more Eligible Employees or Consultants;

(c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Equity Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d) or, with respect to Stock Options granted to Non-Employee Directors, Section 13.4(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall bear interest at the rate the Committee shall provide) to Eligible Employees and Consultants in order to exercise Stock Options under this Plan or to purchase Awards under this Plan (including shares of Common Stock);

(g) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option, whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right or whether an Award is intended to satisfy Section 162(m) of the Code;

(h) to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Option or an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award;

(i) to modify, extend or renew an Award, subject to Article XV herein,  provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Award may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; provided further, however, that such Award may be restructured to comply with Section 409A of the Code to avoid any adverse tax consequences, to the extent applicable.

3.3 Guidelines.  Subject to Article XV hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan.  The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, Foreign Jurisdictions to comply with applicable tax and securities laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax and securities laws of such Foreign Jurisdictions.  To the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Reliance on Counsel.  The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6 Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.

Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any employee of the Company designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.  To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1 Shares.

(a) General Limitation.  The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Equity Awards may be granted shall not exceed 8,962,500 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) with respect to all types of Equity Awards (such aggregate number of shares includes shares already issued pursuant to Equity Awards granted under the Plan since its original inception).  The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.  If any Stock Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or, with respect to Stock Options, the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option or any unexercised Stock Appreciation Right shall again be available for the purposes of Equity Awards under this Plan.  If any shares of Restricted Stock, Performance Shares or Performance Units awarded under this Plan to a Participant are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased shares of Restricted Stock, Performance Shares or Performance Units shall again be available for the purposes of Equity Awards under this Plan.  If a Tandem Stock Appreciation Right is granted or a Limited

Stock Appreciation Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. In determining the number of shares of Common Stock available for Equity Awards, if Common Stock has been exchanged by a Participant as full or partial payment of exercise price or withholding taxes, or if the number shares of Common Stock otherwise deliverable has been reduced for the payment of exercise price or withholding taxes, the number of shares of Common Stock exchanged as payment for the payment of exercise price or withholding taxes, or reduced, shall again be available for purposes of Equity Awards under this Plan.

(b) Individual Participant Limitations.  (i)  The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights, Performance Shares or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) herein which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 225,000 shares per type of Award (which shall be subject to any increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Equity Awards does not exceed 225,000 (which shall be subject to any increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.  If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee's or Consultant's individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii) hereof.

(iii) Performance Units payable solely in cash shall be deemed to be cash incentive awards subject to the limitation in Section 4.1(b)(v), and Performance Units payable in cash or in shares of Common Stock shall be subject to the limitation in Section 4.1(b)(i) unless the Committee has, no later than the time performance goals are specified for the Performance Units, designated such Performance Units as cash incentive awards potentially settleable in shares, in which case the Performance Units shall be subject to the limitation in Section 4.1(b)(v).

(iv) The individual Participant limitations set forth in this Section 4.1(b)(i) – (iv) shall be cumulative; that is, to the extent that shares of Common Stock for which Equity Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Equity Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(v) The maximum potential amount earnable under all cash incentive Awards granted under this Plan for any fiscal year of the Company to each Eligible Employee shall be such Eligible Employee’s “Annual Limit,” which in each fiscal year shall be $4 million plus the amount of the Eligible Person's unused Annual Limit as of the close of the previous fiscal year.  This limitation is separate and not affected by the number of Awards granted during such fiscal year subject to the limitations under Section 4.1(b)(i) – (iv).  For this purpose, (i) the potential amount earnable means the maximum amount potentially payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant's Annual Limit is used to the extent an amount may be potentially earned or paid under a cash incentive Award, regardless of whether such amount is in fact earned or paid, and (iii) a cash incentive Award is “granted” for the earliest fiscal year included in the Performance Cycle for that Award, regardless of whether the terms of the Award do or do not create a legal right on the part of the Participant ultimately to receive a payment with respect to such Award.

4.2 Changes.

(a) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate or any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option or other Awards granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c) Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Stock Options and Stock Appreciation Rights, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 30 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options and Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option or Award Agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Stock Options and Stock Appreciation Rights pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3 Minimum Purchase Price.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

4.4 Assumption of Awards.  Awards that were granted prior to the Effective Date under the (i) Comtech Telecommunications Corp. 1982 Incentive Stock Option Plan (the "1982 Plan"), and (ii) the Comtech Telecommunications Corp. 1993 Incentive Stock Option Plan, as amended, shall be transferred and assumed by this Plan as of the Effective Date.  Notwithstanding the foregoing, such Awards shall continue to be governed by the terms of the applicable agreement in effect prior to the Effective Date.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility.  All Eligible Employees and Consultants and prospective employees of and Consultants to the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Other Stock-Based Awards, awards providing benefits similar to each of the foregoing designed to meet the requirements of Foreign Jurisdictions under this Plan, and cash incentive Awards.  Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion.  The vesting and exercise of Awards granted to a prospective employee or Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

5.2 Incentive Stock Options.  All Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan.  Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 Non-Employee Directors.  Non-Employee Directors are only eligible to receive an Award of Stock Options in accordance with Article XIII of the Plan.

ARTICLE VI

STOCK OPTIONS

6.1 Stock Options.  Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2 Grants.  The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights).  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.  The Committee shall have the authority to grant any Consultant one or more Non-Qualified Stock Options (with or without Stock Appreciation Rights).  Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of a Stock Option to the contrary, any Stock Option granted to an Eligible Employee of an Affiliate (other than an Affiliate which is a Parent or a Subsidiary) shall be a Non-Qualified Stock Option.

6.3 Terms of Stock Options.  Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Exercise Price.  The exercise price per share of Common Stock purchasable under an Incentive Stock Option or a Stock Option intended to be "performance-based" for purposes of Section 162(m) of the Code shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock.  The exercise price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee; provided, that if the exercise price is less than 100% of the Fair Market Value of the Common Stock at the time of grant it is intended that such Award will be structured to comply with Section 409A of the Code, to the extent applicable.

(b) Stock Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed 5 years.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price as follows:  (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) to the extent permitted by law, if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market LLC or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a "cashless exercise" procedure whereby the Participant delivers irrevocable instructions to a broker satisfactory to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee).  No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(e) Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under this Plan; provided that the rights of a Participant are not reduced without his consent; provided further, that any such modification, extension or renewal is intended to be structured to comply with Section 409A of the Code, to the extent applicable, and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, unless approved by stockholders of the Company, (i) an outstanding Option or SAR may not be modified to reduce the exercise price thereof, (ii) no new Option or SAR at a lower exercise price or base price may be substituted for a surrendered Option or SAR, and (iii) no other Award may be issued or cash may be paid in exchange for the surrender of an Option or SAR at a time that the exercise or base price of such Option or SAR exceeds the current Fair Market Value of a share of Common Stock or if such new Award or cash has a value in excess of the then in-the-money value of the surrendered Option or SAR, provided that adjustments or substitutions in accordance with Section 4.2 are not subject to this stockholder approval requirement.

(g) Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Stock Options are granted as the number of Stock Options exercised, shares used to pay for the exercise price of Stock Options or shares used to pay withholding taxes ("Reloads").  With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Stock Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

(h) Detrimental Activity.  Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of (x) Participant's Termination of Employment or (y) the date the Stock Option is exercised, that any Stock Options shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of any Stock Options (whether at the time of exercise or thereafter).

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights").  In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option.  In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.  Consultants shall not be eligible for a grant of Tandem Stock Appreciation Rights granted in conjunction with all or part of an Incentive Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article XII and the following:

(a) Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b) Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VII.

(c) Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the Reference Stock Option.  Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2.  Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(d) Payment.  Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the Reference Stock Option, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(e) Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of this Plan on the number of shares of Common Stock to be issued under this Plan.

(f) Detrimental Activity.  Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of Tandem Stock Appreciation Rights, all Tandem Stock Appreciation Rights (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of (x) Participant's Termination of Employment or (y) the date the Tandem Stock Appreciation Right is exercised, that any Tandem Stock Appreciation Rights shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

7.3 Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Option granted under this Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article XII and the following:

(a) Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(b) Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of  the installment exercise provisions or acceleration of the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(c) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time and from time to time during the term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(d) Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant; provided, that if payment is made in cash such payment shall be structured to comply with Section 409A of the Code, to the extent applicable.

(e) Detrimental Activity.  Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of Non-Tandem Stock Appreciation Rights, all Non-Tandem Stock Appreciation Rights (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of (x) Participant's Termination of Employment or (y) the date the Non-Tandem Stock Appreciation Right is exercised, that any Non-Tandem Stock Appreciation Rights shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

7.5 Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right as a Limited Stock Appreciation Right.  Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.  Upon the exercise of limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(d) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(d) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock.  Shares of Restricted Stock may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan.  The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals, including established Performance Goals in accordance with Section 162(m) of the Code, or such other factors as the Committee may determine, in its sole discretion.

8.2 Awards and Certificates.  An Eligible Employee or Consultant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered to the Company a fully executed copy of the applicable Award agreement relating thereto and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a) Purchase Price.  The purchase price of Restricted Stock shall be fixed by the Committee.  Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance.  Awards of Restricted Stock must be accepted within a period of 90 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend.  Each Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the "Plan") and an Agreement entered into between the registered owner and the Company dated _______.  Copies of such Plan and Agreement are on file at the principal office of the Company."

(d) Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition to the grant of such Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions on Restricted Stock Awards.  Shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article XII and the following restrictions and conditions:

(a) Restriction Period; Vesting and Acceleration of Vesting.  (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards.  If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.  The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

(b) Rights as Stockholder.  Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(d) Detrimental Activity.  Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Restricted Stock, the Committee may direct (at any time within one year thereafter) that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Restricted Stock.

ARTICLE IX

PERFORMANCE SHARES

9.1 Award of Performance Shares.  Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan.  The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such Performance Shares shall be awarded, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's right to Performance Shares will be vested and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Each Performance Share awarded shall be referenced to one share of Common Stock.  Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c) below and such other non-performance based factors or criteria as the Committee may determine in its sole discretion.

9.2 Terms and Conditions.  A Participant selected to receive Performance Shares shall not have any rights with respect to such Awards, unless and until such Participant has delivered a fully executed copy of a Performance Share Award agreement evidencing the Award to the Company and has otherwise complied with the following terms and conditions:

(a) Earning of Performance Share Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b) Payment.  Following the Committee's determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Participant, in an amount equal to such Participant's earned Performance Share Award.  Notwithstanding the foregoing, except as may be set forth in the agreement covering the Award, the Committee may, in its sole discretion and in accordance with Section 162(m) of the Code, award an amount less than the earned Performance Share Award and/or subject the payment of all or part of any Performance Share Award to additional vesting and forfeiture conditions as it deems appropriate.

(c) Objective Performance Goals, Formulae or Standards.  The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.  The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

(d) Dividends and Other Distributions.  At the time of any Award of Performance Shares, the Committee may, in its sole discretion, award an Eligible Employee or Consultant the right to receive the cash value of any dividends and other distributions that would have been received as though the Eligible Employee or Consultant had held each share of Common Stock referenced by the earned Performance Share Award from the last day of the first year of the Performance Period until the actual distribution to such Participant of the related share of Common Stock or cash value thereof.  Such amounts, if awarded, shall be paid to the Participant as and when the shares of Common Stock or cash value thereof are distributed to such Participant and, at the discretion of the Committee, may be paid with interest from the first day of the second year of the Performance Period until such amounts and any earnings thereon are distributed.  The applicable rate of interest shall be determined by the Committee in its sole discretion; provided, however, that for each fiscal year or part thereof, the applicable interest rate shall not be greater than a rate equal to the four-year U.S. Government Treasury rate on the first day of each applicable fiscal year.

(e) Detrimental Activity.  Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Performance Shares, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the

Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Performance Shares.

ARTICLE X

CASH INCENTIVE AWARDS AND PERFORMANCE UNITS

           10.1 Cash Incentive Awards.  Cash incentive Awards may be awarded either alone or in addition to other Awards granted under this Plan.  The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such cash incentive Awards shall be awarded, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant shall earn the cash incentive Award and the other terms and conditions of the Award in addition to those set forth in Section 10.3.  Cash incentive Awards granted with a Performance Cycle of one year shall be designated as “Annual Incentive Awards.”

Cash incentive Awards shall be awarded in a dollar amount or a formula that will ultimately yield a dollar amount, as determined by the Committee.  Except as otherwise provided herein, the Committee shall condition the right to payment of any cash incentive Award upon the attainment of at least one objective Performance Goal established pursuant to Section 10.3(a) and such other factors or criteria as the Committee may determine in its sole discretion.

Cash incentive Awards under this Section 10.1 may be settled and paid only if stockholders of the Company previously have approved the amendment and restatement of the Plan containing the authorization of cash incentive Awards in this Section 10.1.

10.2 Awards of Performance Units.  Performance Units may be awarded either alone or in addition to other Awards granted under this Plan.  The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such Performance Units shall be awarded, the duration of the period (the "Performance Unit Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested and the other terms and conditions of the Award in addition to those set forth in Section 10.3.

Performance Units shall be awarded in a dollar amount determined by the Committee and shall be converted to a referenced number of shares of Common Stock based on the Fair Market Value of shares of Common Stock at the conversion date designated by the Committee (such designation may occur at any time, but no conversion may reference a market price from a date preceding the designation date).

Upon conversion, each Performance Unit shall be referenced to one share of Common Stock.  Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Unit Award upon the attainment of objective Performance Goals established pursuant to Section 10.3(a) and such other non-performance based factors or criteria as the Committee may determine in its sole discretion.  The cash value of any fractional Performance Unit Award subsequent to conversion to shares of Common Stock shall be treated as a dividend or other distribution under Section 10.3(e) to the extent any portion of the Performance Unit Award is earned.

10.3 Terms and Conditions.  The cash incentive Awards or Performance Units awarded pursuant to this Article 10 shall be subject to the following terms and conditions:

(a) Performance Goals.  The Committee shall establish the objective Performance Goal or Goals for the earning of cash incentive Awards or Performance Units based on a Performance Cycle or Performance Unit Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or Performance Unit Cycle or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goal or Goals is substantially uncertain.  Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.  The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

(b) Vesting.  At the expiration of the Performance Cycle or Performance Unit Cycle, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved, and the corresponding extent to which a cash incentive Award or a Performance Unit has been earned in respect of each Participant.

(c) Payment.  Subject to the applicable provisions of the Award agreement and this Plan, at the expiration of the Performance Cycle or Performance Unit Cycle or any vesting period extending beyond the Performance Cycle or Performance Unit Cycle, cash or, with respect to Performance Units, shares of Common Stock (as the Committee may determine in its sole discretion at grant, or thereafter if no rights of a Participant are reduced), shall be delivered to the Participant in payment of any earned and vested cash incentive Award or any earned and vested Performance Units covered by the Performance Unit Award.  Notwithstanding the foregoing, except as may be set forth in the agreement covering the Award, the Committee may, in its sole discretion, and to the extent applicable and permitted under Section 162(m) of the Code, award an amount less than the earned cash incentive Award or earned Performance Unit Award and/or subject the payment of all or part of any such Award to additional vesting and forfeiture conditions or conditions mandating the deferral of settlement of the Award as it deems appropriate.  If an Award is deferred such Award shall not increase (between the date on which the Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code.

(d) Accelerated Vesting.  Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the date of earning or vesting of all or any part of any cash incentive Award or Performance Unit Award and/or waive the deferral limitations for all or any part of such Award, except that no acceleration or waiver may affect the time of settlement of an Award that constitutes a deferral of compensation under Section 409A of the Code except as permitted under applicable regulations and guidance under Section 409A.

(e) Dividends and Other Distributions.  At the time of any Award of Performance Units, the Committee may, in its sole discretion, award an Eligible Employee or Consultant the right to receive the cash value of any dividends and other distributions that would have been received as though the Eligible Employee or Consultant had held each share of Common Stock referenced by the earned Performance Unit Award from the last day of the first year of the Performance Cycle or Performance Unit Cycle until the actual distribution to such Participant of the related share of Common Stock or cash value thereof.  Such amounts, if awarded, shall be paid to the Participant as and when the shares of Common Stock or cash value thereof are distributed to such Participant and, at the discretion of the Committee, may be paid with interest from the first day of the second year of the Performance Cycle or Performance Unit Cycle until such amounts and any earnings thereon are distributed.  The applicable rate of interest shall be determined by the Committee in its sole discretion; provided, however, that for each fiscal year or part thereof, the applicable interest rate shall not be greater than a rate equal to the four-year U.S. Government Treasury rate on the first day of each applicable fiscal year.

(f) Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award of Performance Units shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Performance Units, the Committee may direct (at any time within one year thereafter) that all unvested Performance Units shall be immediately forfeited to the Company and that the

Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Performance Units which had vested in the period referred to above.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 Other Awards.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.  The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

11.2 Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a) Non-Transferability.  Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends.  Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article XI shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(c) Vesting.  Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d) Waiver of Limitation.  The Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XI.

(e) Price.  Common Stock or Other Stock-Based Awards issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock or Other Stock-Based Awards purchased pursuant to a purchase right awarded under this Article XI shall be priced as determined by the Committee.  Subject to Section 4.3, the purchase price of shares of Common Stock or Other Stock-Based Awards may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.  The purchase of shares of Common Stock or Other Stock-Based Awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase shall be made pursuant to a deferred compensation program established by the Committee, which will be deemed a part of this Plan.

(f) Detrimental Activity.  Other Stock-Based Awards under this Article XI and any Common Stock covered by any such Award shall be forfeited in the event the Participant engages in Detrimental Activity under such conditions set forth by the Committee in the Award agreement.

ARTICLE XII

NON-TRANSFERABILITY AND TERMINATION
OF EMPLOYMENT/CONSULTANCY

12.1 Non-Transferability.  No Stock Option, Stock Appreciation Right, Performance Unit, Performance Share or Other Stock-Based Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution.  All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant's lifetime, only by the Participant.  Tandem Stock Appreciation Rights shall be Transferable, to the extent permitted above, only with the underlying Stock Option.  Shares of Restricted Stock under Article VIII may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.  No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.  Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section 12.1 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee, except no transfer or other disposition for value shall be permitted.  A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence may not be subsequently transferred otherwise than by will or by the laws of descent and distribution.

12.2 Termination of Employment or Termination of Consultancy.  The following rules apply with regard to the Termination of Employment or Termination of Consultancy of a Participant:

(a) Rules Applicable to Stock Options and Stock Appreciation Rights.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter:

(i) Termination by Reason of Death, Disability or Retirement.  If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, Disability or Retirement, all Stock Options and Stock Appreciation Rights held by such Participant may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options and Stock Appreciation Rights; provided, however, that, in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options and Non-Tandem Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options and Non-Tandem Stock Appreciation Rights.

(ii) Involuntary Termination Without Cause.  If a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, all Stock Options and Stock Appreciation Rights held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights.

(iii) Voluntary Termination.  If a Participant's Termination of Employment or Termination of Consultancy is voluntary (other than a voluntary termination described in Section 12.2(a)(iv)(B) below), all Stock Options and Stock Appreciation Rights held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of

Consultancy, by the Participant at any time within a period of 30 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options and Stock Appreciation Rights.  Notwithstanding the foregoing, effective for Stock Options and Stock Appreciation Rights granted on or after October 19, 2000, if a Participant's Termination of Employment or Termination of Consultancy is voluntary, all Stock Options and Stock Appreciation Rights held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy.

(iv) Termination for Cause.  If a Participant's Termination of Employment or Termination of Consultancy (A) is for Cause or (B) is a voluntary termination (as provided in subsection (iii) above) within 90 days after an event which would be grounds for a Termination of Employment or Termination of Consultancy for Cause, all Stock Options and Stock Appreciation Rights held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy.

(b) Rules Applicable to Restricted Stock.  Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(c) Rules Applicable to Performance Shares and Performance Units.  Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during the Performance Period, the Performance Unit Cycle or other period or restriction as may be applicable for a given Award, the Performance Shares or Performance Units in question will vest (to the extent applicable and to the extent permissible under Section 162(m) of the Code) or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Rules Applicable to Other Stock-Based Awards.  Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during any period or restriction as may be applicable for a given Award, the Other Stock-Based Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

ARTICLE XIII

NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

13.1 Stock Options.  The terms of this Article XIII shall apply only to Stock Options granted to Non-Employee Directors.

13.2 Grants.  Without further action by the Board or the stockholders of the Company, each Non-Employee Director shall, subject to the terms of the Plan, be granted:

(a) Stock Options to purchase 4,500 shares of Common Stock as of the date the Non-Employee Director begins service as a Non-Employee Director on the Board (subject to increase or decrease pursuant to Section 4.2), provided that the Non-Employee Director began service on or after the Effective Date; and

(b) In addition to Stock Options granted pursuant to (a) above, Stock Options to purchase 12,500 shares of Common Stock as of June 2 of each year (subject to increase or decrease pursuant to Section 4.2), commencing June 2, 2009, provided he or she has not, as of such day, experienced a Termination of Directorship and provided further that he or she has been a Non-Employee Director for at least six months as of such June 2 date. Effective as of November 9, 2009, in the case of a Non-Employee Director who has not been such for at least six months as of such June 2 date, he or she shall be entitled to a prorated grant of Stock Options to purchase shares of Common Stock in an amount equal to the product of 12,500 and a fraction, the numerator of which is the number of months such Non-Employee Director served as such (counting, for this purpose, any partial month of service as one month) and the denominator of which is six.

13.3 Non-Qualified Stock Options.  Stock Options granted under this Article XIII shall be Non-Qualified Stock Options.

13.4 Terms of Stock Options.  Stock Options granted under this Article XIII shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

(a) Stock Option Price.  The Stock Option price per share of Common Stock purchasable under a Stock Option shall equal 100% of the Fair Market Value of the share of Common Stock at the time of grant.

(b) Stock Option Term.  The term of each Stock Option granted (i) prior to August 1, 2005 shall be ten (10) years and (ii) on or after August 1, 2005 shall be five (5) years.

(c) Exercisability.  Stock Options granted to Non-Employee Directors pursuant to Section 13.2 shall vest and become exercisable (i) on the first anniversary of date of grant for Stock Options granted prior to August 1, 2005 and (ii) in installments over a three (3) year period, commencing on the date of grant for Stock Options granted on or after August 1, 2005, at the rate of 25% effective on the first and second anniversaries of the date of grant and 50% on the third anniversary of the date of grant; provided that in any event the Stock Option may become vested only during the continuance of his or her service as a director of the Company.

(d) Method of Exercise.  Subject to whatever waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price as follows:  (i) in cash or by check, bank draft or money order payable to the Company; (ii) to the extent permitted by law, if the Common Stock is traded on a national securities exchange, through a "cashless exercise" procedure whereby the Participant delivers irrevocable instructions to a broker satisfactory to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) such other arrangement for the satisfaction of the purchase price, as the Board may accept.  If and to the extent determined by the Board in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date.  No shares of Common Stock shall be issued until payment, as provided herein, therefore has been made or provided for.

(e) Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, a Stock Option shall be evidenced by such form of agreement or grant as is approved by the Board, and the Board may modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent).

13.5 Termination of Directorship.  The following rules apply with regard to Stock Options upon the Termination of Directorship:

(a) Termination of Directorship by Reason of Death, Disability or Otherwise Ceasing to be a Director.  Except as otherwise provided herein, upon the Termination of Directorship by reason of death, Disability, resignation, failure to stand for reelection or failure to be reelected or otherwise, all outstanding Stock Options exercisable and not exercised shall remain exercisable to the extent exercisable on such date of Termination of Directorship by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, at any time prior to the expiration of the stated term of such Stock Option.

(b) Cancellation of Options.  Except as provided in Section 13.6, no Stock Options that were not exercisable as of the date of Termination of Directorship shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options shall terminate and become null and void upon a Termination of Directorship.  If a Non-Employee Director's Termination of Directorship is for Cause, all Stock Options held by the Non-Employee Director shall thereupon terminate and expire as of the date of termination.

13.6 Acceleration of Exercisability.  All Stock Options granted to a Non-Employee Director and not previously exercisable shall become fully exercisable upon such Director's death, and all Stock Options granted to Non-Employee Directors and not previously exercisable shall become fully exercisable immediately upon a Change in Control (as defined in Section 14.2).

13.7 Changes.

(a) The Awards to a Non-Employee Director shall be subject to Sections 4.2(a), (b) and (c) of the Plan and this Section 13.7, but shall not be subject to Section 4.2(d).

(b) If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Stock Options or substitutes new Stock Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Stock Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Stock Options shall expire without additional compensation to the holder thereof; provided, that, the Board shall deliver notice to each Non-Employee Director at least 30 days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Stock Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full, effective as of such consummation, all Stock Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Stock Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a 90 day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

ARTICLE XIV

CHANGE IN CONTROL PROVISIONS

14.1 Benefits.  In the event of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

(a) Except to the extent provided in the applicable Award agreement, the Participant's employment agreement with the Company or an Affiliate, as approved by the Committee, or other written agreement approved by the Committee (as such agreement may be amended from time to time), (i) Equity Awards granted and not previously exercisable shall become exercisable upon a Change in Control, (ii) restrictions to which any shares of Restricted Stock granted prior to the Change in Control are subject shall lapse upon a Change in Control, and (iii) the conditions required for vesting of any unvested Performance Units and/or Performance Shares shall be deemed to be satisfied upon a Change in Control.

(b) The Committee, in its sole discretion, may provide for the purchase of any Stock Option by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options.  For purposes of this Section 14.1, Change in Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

(c) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time a Stock Option is granted hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Stock Options if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Stock Options shall be honored or assumed, or new rights substituted therefore (each such honored, assumed or substituted stock option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

(i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the Change in Control;

(ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Stock Option, including, but not limited to, an identical or better exercise schedule; and

(iii) the Alternative Option must have economic value substantially equivalent to the value of such Stock Option (determined at the time of the Change in Control).

For purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(d) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting of an Award or accelerated lapsing of restrictions on shares of Restricted Stock at any time.

14.2 Change in Control.  A "Change in Control" shall be deemed to have occurred:

(a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

(c) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(d) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XV

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XVII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees or Consultants eligible to receive Awards under this Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.3; (vi) materially alter the Performance Criteria for the Award of Restricted Stock, Performance Units, Performance Shares or cash incentive Awards as set forth in Exhibit A; or (vii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.  In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

ARTICLE XVI

UNFUNDED PLAN

16.1 Unfunded Status of Plan.  This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XVII

GENERAL PROVISIONS

17.1 Legend.  The Committee may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

17.2 Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.3 Right to Employment/Consultancy.  Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or Consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate his employment or Consultancy at any time.

17.4 Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Upon the vesting of Restricted Stock, or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company.

Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.   Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

17.5 Listing and Other Conditions.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The

Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 17.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

17.6 Governing Law.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

17.7 Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

17.8 Other Benefits.  No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless otherwise specifically stated in such other benefit plan.

17.9 Costs.  The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

17.10 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

17.11 Death/Disability.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

17.12 Section 16(b) of the Exchange Act.  All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

17.13 Section 409A of the Code.  This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.  Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

17.14 Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

17.15 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XVIII

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board and effective on October 19, 1999, subject to approval by the stockholders of the Company (which was obtained at the stockholders meeting held on December 14, 1999).  The Plan was thereafter amended and restated in accordance with the requirements of the laws of the State of Delaware.  The Board approved the amendment and restatement of the Plan on October 9, 2006 and such amended and restated plan became effective on October 9, 2006, subject to approval of the provisions of this Plan adding a cash incentive Award and re-approval of the Performance Criteria for performance-based Equity Awards by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware or such later date as provided in the adopting resolution.  The stockholders of the Company approved the amendments that were subject to stockholder approval at the stockholder meeting held on December 5, 2006.  A further restatement of the Plan was approved by the Board on December 6, 2007 which incorporated amendments effective on November 9, 2007 (deleting the Plan provision authorizing the Committee with the authority to buy out previously granted stock options based on terms and conditions established by the Committee) and on December 6, 2007 (increasing the number of shares available for grant of Awards under the Plan by 850,000).  A further restatement of the Plan was approved by the Board on June 2, 2009 which incorporated amendments effective on June 2, 2009 (changing the date of grant of the annual grants of Stock Options to Non-Employee Directors).  This restatement was approved by the Board on [     ] and incorporates amendments effective on October 18, 2009 (increasing the number of shares available for grant of Awards under the Plan by 2,375,000, adjusting the maximum annual grant of Performance Units and the maximum annual potential amount earnable under Performance Units, limiting the Committee's authority to amend or substitute a SAR or to issue Awards or cash in exchange for an Option or SAR in certain circumstances without stockholder approval, changing the conversion method for Performance Units, clarifying Plan provisions in compliance with Section 409A of the Code, and prohibiting any transfers or dispositions of Non-Qualified Stock Options to Family Members for value), certain of which were subject to the approval by the stockholders of the Company.  The stockholders of the Company approved the amendments that were subject to stockholder approval at the stockholder meeting held on December 9, 2009.

ARTICLE XIX

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after October 18, 2019, but Awards granted prior to such date may extend beyond that date.  The foregoing notwithstanding, any Awards (the vesting or payment of which is conditioned on the satisfaction of Performance Criteria) intended to qualify as "performance-based compensation" under Section 162(m) of the Code may be granted until the date of the first Annual Meeting of Stockholders that occurs in the fifth year following the year in which the Company's stockholders last previously re-approved the Performance Criteria (even if this deadline extends past the date at which other Awards may be granted under the Plan).

EXHIBIT A

PERFORMANCE CRITERIA

Performance Goals established for purposes of conditioning the grant of an Award of Restricted Stock based on performance or the vesting of performance-based Awards of Restricted Stock, Performance Units, Performance Shares and/or cash incentive Awards shall be based on one or more of the following performance criteria ("Performance Criteria"): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, income before income tax and stock based compensation expense, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of target levels of or a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels of or specified increases in the fair market value of the shares of the Company's common stock; and (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends.  For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.  The Committee may specify that specific items of income or expense may be included or excluded from the calculation of achievement of any of the foregoing Performance Criteria.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:  (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

The Annual Meeting of Stockholders of
Comtech Telecommunications Corp.
Will be held at 10:00 a.m. on December 9, 2009 at
68 South Service Road (Lower Level Auditorium), Melville, New York 11747

FROM KENNEDY AIRPORT
TAKE JFK EXPRESSWAY EAST TO BELT PARKWAY EAST (BECOMES SOUTHERN STATE PARKWAY AT NASSAU COUNTY BORDER).  TAKE SOUTHERN STATE PARKWAY EAST TO EXIT 28A NORTH (RT 135).  TAKE RT. 135 NORTH TO LONG ISLAND EXPRESSWAY EAST (495).  TAKE LIE TO EXIT 48 (ROUND SWAMP RD.).  PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD.  IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM LAGUARDIA AIRPORT
TAKE GRAND CENTRAL PARKWAY TO LONG ISLAND EXPRESSWAY (495).  TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.).  PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD.  IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM MANHATTAN
TAKE THE MID-TOWN TUNNEL TO LONG ISLAND EXPRESSWAY (495).  TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.).  PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD.  IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM EASTERN LONG ISLAND
TAKE THE LONG ISLAND EXPRESSWAY (495) WEST TO EXIT 48 (ROUND SWAMP ROAD).  TURN LEFT ONTO ROUND SWAMP ROAD.  MAKE IMMEDIATE TURN LEFT ONTO THE SOUTH SERVICE ROAD GOING EAST.  IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

COMTECH TELECOMMUNICATIONS CORP.
68 South Service Road, Suite 230
Melville, NY 11747
TEL: (631) 962-7000 • FAX: (631) 962-7001
www.comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. 68 SOUTH SERVICE ROAD, SUITE 230 MELVILLE, NY 11747
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
01	Nominees Richard L. Goldberg	02 Robert G. Paul

The Board of Directors recommends that you vote FOR the following proposal(s):		For	Against	Abstain

2.	Ratification of selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

3.	Approval of amendment to our 2000 Stock Incentive Plan increasing the number of shares of our common stock subject to awards under the Plan or with respect to which awards may be granted, changing the individual participant limits for performance unit awards, extending the term of the Plan until October 19, 2019, and reapproving the material terms of performance criteria under the Plan.	☐	☐	☐

NOTE: This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR APPROVAL OF PROPOSALS 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
COMTECH TELECOMMUNICATIONS CORP.

December 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

COMTECH TELECOMMUNICATIONS CORP.

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred Kornberg and Michael D. Porcelain, and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held at Comtech Telecommunications Corp., 68 South Service Road, Lower Level Auditorium, Melville, New York 11747 on December 9, 2009, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card and in their discretion, upon such other matters as may come before the meeting.

This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2 and 3.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side